Exhibit 10.2


                          THIRD AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                             OMNI PARTNERS, L.P.

                              TABLE OF CONTENTS
                                                                         PAGE

ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2 FORMATION AND CONTINUATION  . . . . . . . . . . . . . . . . . .  21

     2.1. Formation and Continuation of Partnership . . . . . . . . . . .  21
     2.2. Statement of Partnership  . . . . . . . . . . . . . . . . . . .  21

ARTICLE 3 NAME AND PLACE OF BUSINESS; REGISTERED OFFICE. . . . . . . . .   21

     3.1. Name, Place of Business and Office  . . . . . . . . . . . . . .  21
     3.2. Registered Office and Registered Agent  . . . . . . . . . . . .  21

ARTICLE 4 PURPOSES    . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 5 TERM        . . . . . . . . . . . . . . . . . . . . . . . . . .  22

     5.1. Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.2. No Termination, etc .     . . . . . . . . . . . . . . . . . . .  22

ARTICLE 6 PERCENTAGE INTERESTS; CAPITAL CONTRIBUTIONS; TI
          RESERVE; CAPITAL ACCOUNTS       . . . . . . . . . . . . . . . .  23

     6.1. Initial Contribution of Reckom, HMCC, Odyli and Odyssey . . . .  23
     6.2. Percentage Interests  . . . . . . . . . . . . . . . . . . . . .  23
     6.3. TI Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     6.4. Loans/Additional Contributions. . . . . . . . . . . . . . . . .  24
     6.5. Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . .  26
     6.6. Limited Partner's Liability . . . . . . . . . . . . . . . . . .  28
     6.7. Additional Definitions Relating to Allocations  . . . . . . . .  28

ARTICLE 7 TAX MATTERS; ALLOCATION OF PROFITS AND LOSSES . . . . . . . . .  29

     7.1. Allocations of Profits and Losses . . . . . . . . . . . . . . .  29
     7.2. Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.3. Special Allocations.  . . . . . . . . . . . . . . . . . . . . .  30
     7.5. Other Tax Matters . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 8 DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  32

     8.1. Distributions of Net Ordinary Cash Flow and Net Extraordinary
            Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.2. Liquidating Distributions . . . . . . . . . . . . . . . . . . .  38
     8.3. No Restoration of Funds . . . . . . . . . . . . . . . . . . . .  38
     8.4. Limitation on Distributions . . . . . . . . . . . . . . . . . .  38
     8.5. Claims Paid Under Title Insurance Policies  . . . . . . . . . .  39

ARTICLE 9 BOOKS OF ACCOUNT; REPORTS; FISCAL YEAR, ETC . . . . . . . . . .  39

     9.1. Books of Account  . . . . . . . . . . . . . . . . . . . . . . .  39
     9.2. Annual Reports  . . . . . . . . . . . . . . . . . . . . . . . .  40
     9.3. Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     9.4. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     9.5. Tax Returns; Tax Matters Partner  . . . . . . . . . . . . . . .  40
     9.6. Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  41
     9.7. Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     9.8. Partnership Register  . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 10     MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . .  43

     10.1.     Duties and Powers of Managing Partner  . . . . . . . . . .  43
     10.1.1    General Scope of Duties and Authority  . . . . . . . . . .  43
     10.1.2    Reckson Affiliate as Managing Agent  . . . . . . . . . . .  43
     10.1.3    Reckson Affiliate as Construction Manager  . . . . . . . .  45
     10.2.     Major Decisions  . . . . . . . . . . . . . . . . . . . . .  46
     10.3.     Employment of Agents, etc  . . . . . . . . . . . . . . . .  48
     10.4.     Time Devoted by General Partners; Compensation of Partner   48
     10.5.     Powers of General and Limited Partners . . . . . . . . . .  48
     10.6.     Sale and Refinancing.  . . . . . . . . . . . . . . . . . .  49
     10.6.1    Managing Partner's Authority.  . . . . . . . . . . . . . .  49
     10.6.2    First Refinancing  . . . . . . . . . . . . . . . . . . . .  50
     10.6.3    Future Refinancing . . . . . . . . . . . . . . . . . . . .  53
     10.6.4    Cost and Expenses of the First Mortgage and TI Loan  . . .  53
     10.6.5    Current Interest Rate Swap . . . . . . . . . . . . . . . .  54
     10.7.     Conversion . . . . . . . . . . . . . . . . . . . . . . . .  56
     10.7.1    Conversion Events  . . . . . . . . . . . . . . . . . . . .  56
     10.7.2    Co-Managing Partner Authority and Major Decisions  . . . .  57
     10.7.3    Odyssey Conversion Events  . . . . . . . . . . . . . . . .  61
     10.7.4    Effectuation of Conversion . . . . . . . . . . . . . . . .  61
     10.7.5    Further Assurances . . . . . . . . . . . . . . . . . . . .  61
     10.8.     Managing Partner Duty  . . . . . . . . . . . . . . . . . .  61

ARTICLE11 PRE-EXISTING OBLIGATIONS  . . . . . . . . . . . . . . . . . . .  62

     11.1.     No Capital Contribution  . . . . . . . . . . . . . . . . .  62

ARTICLE 12     TRANSFER OF PARTNERSHIP INTERESTS  . . . . . . . . . . . .  62

     12.1.     Prohibited Transfers . . . . . . . . . . . . . . . . . . .  62
     12.2.     Permitted Transfers  . . . . . . . . . . . . . . . . . . .  63
     12.3.     Conditions Applicable to All Transfers . . . . . . . . . .  64
     12.4.     Call and Put Rights  . . . . . . . . . . . . . . . . . . .  66
     12.5.     Purchase of Partnership Interests  . . . . . . . . . . . .  72

ARTICLE 13     WITHDRAWAL OF A PARTNER  . . . . . . . . . . . . . . . . .  73

     13.1.     No Withdrawal  . . . . . . . . . . . . . . . . . . . . . .  73
     13.2.     Termination of a Partner . . . . . . . . . . . . . . . . .  73
     13.3.     Effect of General Partner Becoming a Withdrawn Partner . .  73
     13.4.     Effect of Limited Partner Becoming a Withdrawn Partner . .  77

ARTICLE 14     DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .  77

     14.1.     Events of Default  . . . . . . . . . . . . . . . . . . . .  77
     14.2.     Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  79
     14.3.     Security Interest  . . . . . . . . . . . . . . . . . . . .  80

ARTICLE 15     DISSOLUTION AND LIQUIDATION  . . . . . . . . . . . . . . .  81

     15.1.     Events of Dissolution  . . . . . . . . . . . . . . . . . .  81
     15.2.     Liquidation  . . . . . . . . . . . . . . . . . . . . . . .  82
     15.3.     Period of Liquidation  . . . . . . . . . . . . . . . . . .  83
     15.4.     Statement of Liquidation . . . . . . . . . . . . . . . . .  83

ARTICLE 16     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . .  83

ARTICLE 17     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  85

     17.1.     Representations and Warranties of Reckson  . . . . . . . .  85
     17.2.     Representations and Warranties of The Odyssey Entities . .  86

ARTICLE 18     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . .  88

ARTICLE 19     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .  88

ARTICLE 20     INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . .  88

ARTICLE 21     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  90

     21.1.     No Third-Party Beneficiaries . . . . . . . . . . . . . . .  90
     21.2.     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . .  90
     21.3.     Rights and Remedies  . . . . . . . . . . . . . . . . . . .  90
     21.4.     Integration  . . . . . . . . . . . . . . . . . . . . . . .  91
     21.5.     Partial Invalidity . . . . . . . . . . . . . . . . . . . .  91
     21.6.     Survival . . . . . . . . . . . . . . . . . . . . . . . . .  91
     21.7.     Counterparts . . . . . . . . . . . . . . . . . . . . . . .  91
     21.8.     Successors and Assigns . . . . . . . . . . . . . . . . . .  91
     21.9.     Disposition of Documents . . . . . . . . . . . . . . . . .  91
     21.10.    Status Reportsbroo . . . . . . . . . . . . . . . . . . . .  92
     21.11.    Intentionally Omitted  . . . . . . . . . . . . . . . . . .  92
     21.12.    No Oral Modification . . . . . . . . . . . . . . . . . . .  92
     21.13.    Table of Contents, Article and Section Headings  . . . . .  93
     21.14.    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . .  93
     21.15.    Time of the Essence  . . . . . . . . . . . . . . . . . . .  93
     21.16.    Good Faith Performance . . . . . . . . . . . . . . . . . .  93
     21.17.    Ownership of Partnership Property  . . . . . . . . . . . .  93
     21.18.    Partnership Name . . . . . . . . . . . . . . . . . . . . .  93
     21.19.    Litigation; No Dissolution . . . . . . . . . . . . . . . .  93
     21.20.    No Liability for Return of Capital; No Interest  . . . . .  94
     21.21.    Best Efforts and Sole Discretion . . . . . . . . . . . . .  94
     21.22.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  94
     21.23.    Other Business . . . . . . . . . . . . . . . . . . . . . .  95
     21.24.    Obligations Are Without Recourse . . . . . . . . . . . . .  95
     21.24.1   Reckson  . . . . . . . . . . . . . . . . . . . . . . . . .  95
     21.24.2   Odyssey Entities . . . . . . . . . . . . . . . . . . . . .  97
     21.25.    Construction . . . . . . . . . . . . . . . . . . . . . . .  98
     21.26.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  98

EXHIBITS
--------
A    -    Legal Description
B    -    Confirmation of Prior Guaranty
C    -    Guarantee Milestone Dates and Amounts

                          THIRD AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                             OMNI PARTNERS, L.P.

     This Third Amended and Restated Agreement of Limited Partnership (this "Agreement") dated March 14, 1997 by and between Reckson Operating Partnership, L.P., a Delaware limited partnership, as a general partner ("Reckson"), Odyli, Inc., a Delaware corporation, as a general partner ("Odyli") and Odyssey Partners, L.P., a Delaware limited partnership, as a limited partner ("Odyssey").

                              R E C I T A L S
                              - - - - - - - -

     Omni Partners, L.P., a Delaware limited partnership (the "Partnership"), was formed pursuant to an agreement of limited partnership dated November 17, 1993 between Reckom, Inc., a New York Corporation ("Reckom") and FMCC Associates, L.P., a New York limited partnership ("HMCC").

     Odyli and Odyssey were admitted as partners to the Partnership pursuant to an amended and restated agreement of limited partnership dated December 21, 1993 (the 1993 Partnership Agreement") among Reckom, HMCC, Odyli and Odyssey.

     Pursuant to a second amended and restated agreement of limited partnership dated as of June 2, 1995 (the "Existing Partnership Agreement")
(i) Reckom and HMCC withdrew as partners from the Partnership and (ii) Reckson was admitted as a general partner of the Partnership.

     Odyli, Odyssey and Reckson desire to amend and restate the Existing Partnership Agreement in its entirety on the terms and conditions set forth in this Agreement and to continue to carry on the business of the Partnership on the terms and conditions set forth in this Agreement.

     Therefore, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Existing Partnership Agreement of the Partnership shall be amended, modified, supplemented and restated in its entirety, effective as of the date first above written, to read as follows:

                                  ARTICLE I

                                 DEFINITIONS

     The following terms shall have the following meanings when used herein:

     "Acceptable Institution" - A bona fide third party lender which is
      ----------------------
not an Affiliate of any Reckson Entity or any Odyssey Entity or otherwise related to either such party pursuant to Treasury Regulation Section 1.752-4.

     "Accrued AC Distributions" - As defined in Section 8.1(a)(iv).
      ------------------------

     "Accrued CL Distributions" - As defined in Section 8.1(a)(iii).
      ------------------------

     "Accrued Extraordinary Distributions" - As defined in Section
      -----------------------------------
8.1(a)(i).

     "Accrued Priority Distributions" - As defined in Section 8.1(a)(v).
      ------------------------------

     "AC Distribution" - As defined in Section 8.1(a)(iv).
      ---------------

     "Act" - The Securities Act of 1933, as amended.
      ---

     "Additional Capital Account Amount" - With respect to each Partner,
      ---------------------------------
the then existing unreturned balance of the Additional Contributions made by such Partner pursuant to Section 6.4 hereof less amounts of Losses allocated to such Partner under Section 7.1(b)(iii) plus amounts of Profits allocated to such Partner under Section 7.1(a)(i)(B).

     "Additional Contribution" - As defined in Section 6.4.1.
      -----------------------

     "Adjusted Capital Account Amount" - With respect to each Partner, the
      -------------------------------
balance of such Partner's Capital Account increased by the amount of such Partner's Restoration Obligation.

     "Affiliate" - With reference to a specified Person, any other Person
      ---------
which (i) directly or indirectly owns or Controls, is Controlled by, or is under common Control with, the Person in question, or (ii) is an officer, director or trustee of, or owner of a general partnership interest in (1) the Person in question, (2) a general partner in the Person in question or (3) any other Person described in clause (i) above with respect to the Person in question, or (iii) with respect to any of the Odyssey Entities, is owned by any partner in Odyssey. For purposes of this definition, "ownership" shall mean direct or indirect ownership of more than five percent (5%) of the beneficial interests of the Person in question. Without limiting the foregoing, all members of the Immediate Rechler Family, their relatives (up to the third degree of co-sanguinity (other than We're Associates and its principals and any Person described in clause (i) or (ii) with respect to We're Associates and its principals)) and their respective Affiliates shall be deemed Affiliates of each other and of Reckson and its Affiliates.

     "Agreement" - This Third Amended and Restated Agreement of Limited
      ---------
Partnership of Omni Partners, L.P., as it may be amended from time to time.

     "Anti-Conversion Provision" - As defined in Section 10.7.1.
      -------------------------

     "Appraisal Date" - As defined in Section 12.4.2.
      --------------

     "Appraiser" - As defined in Section 12.4.3.
      ---------

     "Bank Account" - As defined in Section 9.6.
      ------------

     "Bankrupt" - A Partner or the Managing Agent or the Construction
      --------
Manager shall be deemed "Bankrupt" if it, or any of its general partners, or any general partner of any of its general partners, shall (i) make a general assignment for the benefit of its creditors, (ii) generally not pay its debts as they become due, (iii) admit in writing its inability to pay its debts as they mature, or (iv) commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or, if any case, proceeding or other action against any such Partner or general partner or general partner of a general partner shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which is not dismissed within one hundred and eighty
(180) days.

     "Base Rate" - At any time of determination thereof, the so-called
      ---------
"base rate" of Citibank, N.A. as in effect at the time in question, except if Citibank, N.A. no longer publishes its so-called "base rate" then the Base Rate shall be the so-called "prime rate" of the largest bank, by assets, with its principal place of business located in New York, New York to publish its so-called "prime-rate", as in effect at such time.

     "Budget" As defined in Section 9.7(a).
      ------

     "Capital Account" - As defined in Section 6.5.1.
      ---------------

     "Capital Budget" - As defined in Section 9.7(a).
      --------------

     "Capital Loan" - An unsecured loan made by a Partner to the
      ------------
Partnership pursuant to Section 6.4 on an interest-only basis, for a term of ten (10) years from the date advanced, with interest payable thereon at the Capital Loan Rate. Notwithstanding the foregoing, any Capital Loan made in respect of TI Costs shall have a term which ends at the end of the Lockout Period.

     "Capital Loan Rate" - A floating rate equal to 100 basis points in
      -----------------
excess of the lesser of (a) the interest rate paid by Reckson for funds borrowed under its then existing credit line, if any (or if there is more than one such credit line, the credit line (excluding credit lines having a maximum availability (whether or not drawn) of less than $5,000,000) with the lowest interest rate), and (b) the Base Rate plus 150 basis points. Notwithstanding the foregoing, to the extent that any Capital Loan or Additional Contribution is made to pay TI Costs, the Capital Loan Rate applicable thereto (and to any accrued and unpaid interest thereon) shall be computed as follows:

     (a)If the outstanding principal amount of the Reckson TI Loans is $750,000 or less interest shall be computed at the following per annum rate:

     Through the first anniversary of the date of the Agreement-10.5%
     After the first and through the fourth such anniversary   -11.0%
     After the fourth and through the sixth such anniversary   -11.5%
     Thereafter                                                -12.0%

     (b)If the outstanding principal amount of the Reckson TI Loans is more than $750,000, interest shall be computed at the rate set forth in (a) above with respect to the first $750,000 of outstanding principal amount, and any balance shall bear interest at the same rate of interest as is payable on the First Refinancing plus 2%. If the First Refinancing has not yet been effectuated such balance shall bear interest at 10.5% per annum. If the First Refinancing consists of more than one loan, such balance shall bear interest at 2% in excess of the weighted average interest rate based upon the interest rates then in effect under the loans comprising the First Refinancing.

     "Capital Requirements" - The funds necessary to: (a) cure a default
      --------------------
in the Mortgage Debt or to satisfy a Mortgage Debt which becomes due in whole or in part after the Managing Partner shall have exhausted its best efforts to obtain replacement debt therefor in accordance with Section 10.6; (b) pay
(i) the costs of (i) improvements to the Project required by any Legal Requirements, (ii) T1 Costs or (iii) subject to Article 4 hereof, capital renewals, replacements and improvements to the Project that a prudent owner would make; (c) to the extent not provided for pursuant to the preceding clauses (a) and (b), pay for the Partnership Expenses; and/or (d) to pay Capital Loans and Extraordinary Capital Loans at their maturity, in each case if and to the extent the Partnership shall not have sufficient available Net Ordinary Cash Flow, Cash Reserves or borrowing capacity under (or the ability to make draws on) the TI Loan or (to the extent the same relates to TI Costs, TI Reserves) to pay the same.

     "Carrying Value" - With respect to any asset, the asset's adjusted
      --------------
basis for federal income tax purposes, except as follows:

     (i)the initial Carrying Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

     (ii)upon adjustment of the Partners' Capital Accounts pursuant to
Section 6.5, the Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time of such adjustment; and

     (iii)if the Carrying Value of an asset has been determined pursuant to paragraph (i) or (ii) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed based on the assets Carrying Value as so determined, and not on the asset's adjusted tax basis.

     "Cash Reserves" - Reserve funds which may be established pursuant to
      -------------
the Budget or by the Managing Partner to pay Partnership Expenses and for which the cash to make such payment(s) is not expected to be received from operations of the Project subsequent to the establishment of such Cash Reserves and prior to the time such payments are required to be made.

     "CL Distribution" - As defined in Section 8.1(a)(iii).
      ---------------

     "Closing Date" - As defined in Section 12.4.4.
      ------------

     "Code" - The Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Co-Managing Partner Major Decisions" - As defined in Section 10.7.2.
      -----------------------------------

     "Construction Agreement" - That certain construction and architect's
      ----------------------
agreement between Reckson Construction Group, Inc. and the Partnership, dated as of December 2 1, 1993, and any replacement thereof, as in effect from time to time.

     "Construction Manager" - The construction manager under the
      --------------------
Construction Agreement and any successor construction manager as may be appointed in accordance with Section 10.1.3.

     "Control" - (together with correlative meaning "controlled by" and
      -------
"under common control with") - With respect to any person, the direct or indirect power to direct the management and policies of such Person.

     "Conversion Event" - Any of the following: (a) if the REIT or Reckson
      ----------------
becomes Bankrupt, (b) if a monetary or material non-monetary default beyond any applicable notice and grace period or an Event of Withdrawal occurs with respect to Reckson under this Agreement, or (c) a monetary or material non-monetary default (beyond any applicable notice and grace period) occurs under any instrument evidencing or securing such Indebtedness of the Partnership; provided, that in the case of any such monetary default under this clause (c) if under the applicable instrument evidencing or securing any Indebtedness of the Partnership, the Partnership is not entitled to receive any notice of such default, a Conversion Event shall not be deemed to occur with respect to such default until the earlier of (i) the acceleration of such Indebtedness and (ii) 5 days after notice of such default is given to Reckson by any of the Odyssey Entities, the lender under such Indebtedness or any other Person.

     "Correct Ratio" - As defined in Section 8.1(f).
      -------------

     "Current Interest" - As defined in the Note.
      ----------------

     "Current Interest Rate Swap" - As defined in Section 10.6.5.
      --------------------------

     "Current Property Mortgage Debt" - The First Mortgage, the TI Loan
      ------------------------------
and the Midland Mortgage, collectively.

     "Debt Service" - As defined in the definition of "Debt Service
      ------------
Coverage Ratio".

     "Debt Service Coverage Ratio" - Net Operating Income divided by the
      ---------------------------
annual principal (exclusive of principal due at maturity or on demand) and interest payments (the "Debt Service") with respect to (a) the proposed Mortgage Debt in question plus (b) any existing Mortgage Debt which is to remain after the closing of such proposed Mortgage Debt, in each case forecasted for the first twelve (12) months following the projected date of the closing of such proposed Mortgage Debt. In the forecasting of Net Operating Income, it shall be assumed that the Partnership will receive rents, percentage rents, expense reimbursements and other charges only from Persons who have executed leases or other occupancy agreements with the Partnership (without giving effect to any free-rent periods thereunder i.e., during any free-rent period thereunder all such Persons shall be deemed to be then paying all rents, percentage rents, expense reimbursements and other charges reserved thereunder which are subject to such free-rent periods as if the rent commencement date has already occurred). In the forecasting of Debt Service with respect to any loan or proposed loan having a floating rate of interest, it shall be assumed that the interest rate shall be (i) the interest rate on United States treasury securities with a maturity as close as practicable to the maturity date of such loan or proposed loan plus 75% of the actual spread over the reference rate (e.g., LIBOR or prime) normally intended to be applicable to such loan or proposed loan or (ii) if a swap has been entered into with respect to such loan or proposed loan, the interest rate to the Partnership as a result of such swap or (iii) if a cap has been entered into with respect to such loan or proposed loan, the lesser of (x) the capped rate under such cap and (y) the rate set forth in the preceding clause (i).

     "Default Rate" - A fluctuating interest rate, which, at any time,
      ------------
shall be a rate per annum equal to the lesser of (i) the Base Rate plus 6% or
(ii) the maximum contract rate then permitted by law.

     "Defaulting Partner" - As defined in Section 14.2.
      ------------------

     "Deferral Election" - As defined in Section 12.4.1.
      -----------------

     "Deferred Interest" - As defined in the Note.
      -----------------

     "Entity Percentage Interests" - In the case of Reckson, its
      ---------------------------
Percentage Interest, and, in the case of the Odyssey General Partner, the sum of the Percentage Interests of the Odyssey Entities.

     "Event of Default" - As defined in Section 14.1.
      ----------------

     "Event of Withdrawal" - As defined in Section 13.2.
      -------------------

     "Excess Distributions" - As defined in Section 8.1(f).
      --------------------

     "Exercise Notice" - As defined in Section 12.4.3.
      ---------------

     "Existing Partnership Agreement" - As defined in the Recitals.
      ------------------------------

     "Extraordinary Capital Loan" - A loan made by Odyssey to the
      --------------------------
Partnership pursuant to Section 6.4 on an interest-only basis, for a term of one (1) year from the date advanced, with interest payable thereon at the Default Rate.

     "Extraordinary Distribution" - As defined in Section 8.1(a)(i).
      --------------------------

     "First Mortgage" - That certain Amended and Restated Land Loan
      --------------
Mortgage and Security Agreement, dated as of June 2, 1995, made by the Partnership to Fleet Bank covering the Project and securing the principal amount of $26,000,000.

     "First Refinancing" - As defined in Section 10.6.2(c)(iii).
      -----------------

     "Fleet Document" - Any document evidencing or securing the Fleet Loan
      --------------
or delivered to Fleet Bank in connection therewith.

     "Fleet Loan" - As defined in Section 10.6.4(a).
      ----------

     "Fleet Loan Expenses" - As defined in Section 10.6.4(a).
      -------------------

     "General Partners" - Reckson, Odyli and any other Person which now or
      ----------------
hereafter becomes a general partner in the Partnership in accordance with the terms hereof. Reference to a "General Partner" shall refer to any of the General Partners.

     "general partnership interest" - The interest of a partner as a
      ----------------------------
general partner in a limited partnership.

     "Governmental Authority" - The United States, the State of New York,
      ----------------------
the County of Nassau, the City of Uniondale, and all departments, boards, agencies, offices, commissions and other subdivisions thereof, and any official thereof, and any other governmental, public or quasi-public authority, or any of the foregoing.

     "Ground Lease" - As defined in the definition of "Leasehold".
      ------------

     "Guaranty" - As defined in Section 10.6.5.
      --------

     "Hedge Costs and Payments" - As defined in Section 10.6.5.
      ------------------------

     "Hedge Instrument" - As defined in Section 10.6.5.
      ----------------

     "HMCC" - As defined in the Recitals.
      ----

     "Immediate Rechler Family" - Any one or combination of Donald
      ------------------------
Rechler, Roger Rechler, Mitchell Rechler, Gregg Rechler, Scott Rechler, Mark Rechler, Glenn Rechler or Todd Rechler.

     "Indebtedness" - With respect to any Person, without duplication, (a)
      ------------
all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations as lessee under any lease which shall have been or should be, in accordance with generally accepted accounting principles, treated as a capital lease, (g) all reimbursement obligations under letters of credit, surety bonds or similar obligations, (h) all obligations under swaps, caps or other derivative instruments, and (i) all obligations under direct or indirect guarantees in respect of, and all obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (h) above.

     "Indemnitees" - As defined in Article 20.
      -----------

     "Independent Appraisal" - As defined in Section 12.4.3.
      ---------------------

     "Key Documents" - All mortgages, deeds of trust and other documents
      -------------
evidencing Partnership Indebtedness, leases to which the Partnership is a party or by which the Partnership is bound, brokerage agreements to which the Partnership is a party or by which the Partnership is bound, the Management Agreement, the Construction Agreement, service agreements for the Project, all permits and licenses relating to the Project, all easements and other recorded and unrecorded agreements affecting the Project or to which the Partnership is a party or by which the Partnership is bound and the Ground Lease.

     "Land" - That certain real property located in the City of Uniondale,
      ----

State of New York and described in Exhibit A attached hereto.

     "Leasehold" - The leasehold and other interests of the Partnership in
      ---------
the Land pursuant to a Lease Agreement (together with all modifications and amendments thereto, the "Ground Lease") dated November 24, 1981 between the County of Nassau, as ground lessor, and Reckson Associates, as ground lessee, which ground lease (i) was assigned by Reckson Associates to HMCC by instrument dated September 22, 1986 as amended by instrument dated March 1, 1988, and (ii) was assigned by HMCC to the Partnership by instrument dated December 20, 1993.

     "Legal Requirements" - All laws, statutes, or ordinances, including
      ------------------
building codes, zoning regulations, environmental protection and safety laws, OSHA requirements, and the orders, rules, regulations, directives and requirements of any Governmental Authority which are applicable to the Project; all requirements, obligations, terms, restrictions, provisions and conditions of all instruments now or hereafter applicable to the Project whether or not of record; and all rules, regulations and requirements of any insurance company insuring all or any part of the Project.

     "Limited Capital Requirements" - The funds necessary to pay for
      ----------------------------
Capital Requirements other than (a) the principal amount of any non-recourse Mortgage Debt which becomes due at its maturity, (b) capital improvements to the Project (other than those required by any Legal Requirement or made in connection with any life safety system of the Project or for TI Costs), (c) Extraordinary Capital Loans at their maturity and (d) Partnership Expenses that are not of the type or category set forth in the Budget as last in effect when Reckson was a Managing Partner if and to the extent that the Partnership shall not have sufficient available Net Ordinary Cash Flow, Cash Reserves or borrowing capacity under (or the ability to make draws on) the TI Loan or (to the extent the same relates to TI Costs, TI Reserves) to pay the same.

     "Limited Partners" - Odyssey and any other Person which now or
      ----------------
hereafter becomes a limited partner in the Partnership in accordance with the terms hereof.

     "Limited partnership interest" - The interest of a partner as a
      ----------------------------
limited partner in a limited partnership.

     "Liquidating Partner" - As defined in Section 15.2.
      -------------------

     "Lockout Period" - As defined in Section 12.4.1.
      --------------

     "Losses" - As defined in Section 6.7.
      ------

     "Major Capital Event" - Any extraordinary transaction with respect to
      -------------------
the Project which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof), recoveries relating to damage to the Project, receipts of insurance proceeds relating to damage to the Project and borrowings.

     "Major Decisions" - As defined in Section 10.2.
      ---------------

     "Management Agreement" - That certain management and leasing
      --------------------
agreement between Reckson Management Group, Inc. and the Partnership, dated as of December 21, 1993, and any replacement thereof, as in effect from time to time, covering the leasing and management of the Project.

     "Managing Agent" - The managing agent of the Project under the
      --------------
Management Agreement and any successor managing agent as may be appointed in accordance with Section 10.1.2.

     "Managing Partner" - Reckson or any other Partner that becomes the
      ----------------
Managing Partner in accordance with the terms

     "Material Difference" - As defined in Section 12.4.3.
      -------------------

     "Midland Mortgage" - That certain mortgage dated December 20, 1993,
      ----------------
made by the Partnership to River Bank America covering the Project and securing the principal amount of $10,000,000 and assigned to Marine Midland Bank pursuant to an assignment of mortgage dated June 6, 1996.

     "Minimum Gain" - The amount determined by computing with respect to
      ------------
each nonrecourse liability of the Partnership the amount of gain, if any, that would be realized by the Partnership if it disposed of the property (in a taxable transaction) securing such liability in full satisfaction thereof (and for no other consideration) and by then aggregating the amounts so computed, as provided in Treasury Regulation Section 1.7042(d).

     "Mortgage Debt" - The Current Property Mortgage Debt, the First
      -------------
Refinancing or any complete or partial replacement thereof in accordance with this Agreement, each as then in effect.

     "Net Extraordinary Cash Flow" - The amount remaining, if any, after
      ---------------------------
subtracting from cash receipts arising from a Major Capital Event (i) all expenses of the Partnership related to such Major Capital Event, including, without limitation, all Indebtedness of the Partnership actually paid by reason of the occurrence of such Major Capital Event and (ii) such reasonable reserves for the business of the Partnership as may be established by the Managing Partner.

     "Net Operating Income" - As of any specified date means the Net
      --------------------
Ordinary Cash Flow for the twelve (12) complete calendar months immediately preceding such date or the Net Ordinary Cash Flow for the twelve (12) complete calendar months immediately succeeding such date projected in accordance with the provisions of this Agreement, as the case may be, modified as follows: (a) in computing Receipts and Partnership Expenses, rents, real estate taxes, and insurance payments shall be accrued regardless of when actually paid, but there shall be no straight-lining of rents, (b) in computing Receipts, there shall be excluded the amount of any net reduction of Cash Reserves, and (c) in computing Partnership Expenses there shall be excluded (i) all of the items of the type described in items (c), (h) and (i) of the definition of Partnership Expenses and, in addition, (ii) all expenses, costs and charges (whether or not specifically described in items
(a) - (k) of the definition of Partnership Expenses) in connection with any capital renewal, replacement or improvement to the Project or which are otherwise required to be capitalized for tax or accounting purposes.

     "Net Ordinary Cash Flow" - For any given period of time, the Receipts
      ----------------------
for such period of time minus the Partnership Expenses for such period of time. Anything to the contrary contained herein notwithstanding, Net Ordinary Cash Flow shall be determined using cash basis accounting.

     "1993 Partnership Agreement" - As defined in the Recitals.
      --------------------------

     "NML" - As defined in Section 10.6.2(a).
      ---

     "NML Commitment" - As defined in Section 10.6.2(a).
      --------------

     "Non-Defaulting Partner" - As defined in Section 14.2.
      ----------------------

     "Nonrecourse Deductions" - For a year or other period, an amount of
      ----------------------
deductions, losses and Section 705(a)(2)(B) Expenditures equal to the excess, if any, of the net increase in the amount of Partnership Minimum Gain during such year, over the aggregate amount of any distributions during such year or proceeds of a nonrecourse liability that are allocable to an increase in Partnership Minimum Gain, as provided in Treasury Regulation Section 1.704-2(c).

     "Non-Withdrawn Partner" - As defined in Section 13.3(e).
      ---------------------

     "Notice" - As defined in Article 16.
      ------

     "Odyli" - As defined on page 1 of this Agreement.
      -----

     "Odyssey" - As defined on page 1 of this Agreement.
      -------

     "Odyssey Acceleration Election" - As defined in Section 12.4.4.
      -----------------------------

     "Odyssey Commitment" - As defined in Section 10.6.2(b).
      ------------------

     "Odyssey Contribution Election" - As defined in Section 6.4.4.
      -----------------------------

     "Odyssey Conversion Event" - Any of the following: (a) if the Odyssey
      ------------------------
General Partner or the Odyssey Successor becomes Bankrupt, (b) provided no Conversion Event has previously occurred, if a monetary or material non-monetary default beyond any applicable notice and grace period or an Event of Withdrawal occurs with respect to the Odyssey General Partner or the Odyssey Successor under this Agreement, or (c) a monetary or material non-monetary default (beyond any applicable notice and grace period) under any instrument executed (or consented to in writing) by the Odyssey General Partner evidencing or securing any Indebtedness of the Partnership caused by (i) a monetary or material non-monetary default by the Odyssey General Partner or the Odyssey Successor under any instrument executed by the Odyssey General Partner or the Odyssey Successor or (ii) the occurrence of any event with respect to the Odyssey General Partner or the Odyssey Successor.

     "Odyssey Entities" - Odyli and Odyssey collectively and any Affiliate
      ----------------
to which either or both transfers all or any part of their Partnership interest in accordance with Section 12.2(b).

     "Odyssey General Partner" -  Odyli and any Person to which it
      -----------------------
transfers all or any part of its Partnership Interest in accordance with
Section 12.2(a) and is admitted to the Partnership in accordance with Section 12.2(b).

     "Odyssey Partnership Interest" - As defined in Section 12.4.1(c).
      ----------------------------

     "Odyssey Partnership Interest Payment Amount" - As defined in Section
      -------------------------------------------
12.4.1(c).

     "Odyssey Put Notice" - As defined in Section 12.4.1(b).
      ------------------

     "Odyssey Put Right" - As defined in Section 12.4.1(b).
      -----------------

     "Odyssey Refinancing" - As defined in Section 10.6.2(b).
      -------------------

     "Odyssey Successor" - Any Person to whom Odyssey's interest in the
      -----------------
Partnership is transferred in accordance with this Agreement.

     "Odyssey Undistributed Income" - As defined in Section 21.24.2.
      ----------------------------

     "Odyssey's Share" - As defined in Section 8.1(f)(C).
      ---------------

     "Operating Budget" - As defined in Section 9.7(a).
      ----------------

     "Partner Minimum Gain" - Minimum Gain that would result if Partner
      --------------------
Nonrecourse Debt were treated as a nonrecourse liability of the Partnership and the Partnership had no other nonrecourse liabilities.

     "Partner Nonrecourse Debt" - Partner nonrecourse debt, as defined in
      ------------------------
Treasury Regulation Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" - As defined in Section 73(a).
      ------------------------------

     "Partners" - Reckson, Odyli and Odyssey and any Person who may be
      --------
admitted as a successor or additional Partner in accordance with the terms of this Agreement. Reference to a "Partner" shall refer to any of the Partners.

     "Partnership" - As defined in the Recitals.
      -----------

     "Partnership Accountants" - A firm of independent certified public
      -----------------------
accountants which is any of (i) David Berdon & Co., (ii) Ernst & Young LLP,
(iii) a "Big Six" accounting firm selected by the Managing Partner or (iv) acceptable to all of the General Partners.

     "Partnership Act" - The Delaware Revised Uniform Limited Partnership
      ---------------
Act (6 Del.C. Section 17-101, et seq.) or any successor thereto, as in
       ------                 -- ---
effect from time to time.

     "Partnership Attorneys" - Weil, Gotshal & Manges and/or Lazer,
      ---------------------
Aptheker, Feldman, Rosella & Yedid, LLP and, with respect to the First Refinancing, Fried, Frank, Harris, Shriver & Jacobson or such other attorneys as are selected by the Managing Partner.

     "Partnership Expenses" - For a given period of time, a sum equal to
      --------------------
the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or otherwise in connection with the business of the Partnership including, without duplication or limitation:

     (a) expenses, costs and charges in connection with the ownership, operation, management or leasing of all or any portion of the Project;

     (b) expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or capital improvement to any portion of the Project, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Partnership;

     (c) all payments of principal and interest on loans (other than Extraordinary Capital Loans and Capital Loans) to the Partnership;

     (d) all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Partnership or the Project;

     (e) utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to the Project;

     (f) management fees, leasing fees and reimbursements payable to the Managing Agent pursuant to the Management Agreement;

     (g) all fees and reimbursements payable to the Construction Manager pursuant to the Construction Agreement;

     (h) leasing expenditures required to be made in connection with any lease covering space in or at the Project, including leasing commissions due to brokers other than the Managing Agent, tenant improvements, tenant allowances and payments, costs incurred in connection with the Partnership assuming a tenant's lease obligations with respect to other real property and costs incurred in connection with the Partnership's exercise of a right to "take-back" space in the Project;

     (i) the net increase, if any, in the Cash Reserves during such period of time;

     (j) the fees and expenses of the Partnership Accountants, Partnership Attorneys, architects, engineers, appraisers, and other professionals retained by or on behalf of the Partnership in accordance with the terms hereof; and

     (k) all other appropriate and necessary direct costs and expenses of the Partnership incurred in accordance with this Agreement.

     Notwithstanding the foregoing, there shall, however, be excluded from Partnership Expenses:

     (1)  all non-cash items such as depreciation;

     (2)  amounts distributed to the Partners pursuant to this Agreement;

     (3) all payments and expenses deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow;

     (4) all payments of principal and interest on Extraordinary Capital Loans and Capital Loans;

     (5)  any expense, cost or charge enumerated in clauses (a) through (h),
(j) or (k) above, to the extent such expense, cost or charge was paid from Cash Reserves; and

     (6)  any and all expenses of Reckson and the REIT.

     "Percentage Interest" - As defined in Section 6.3.
      -------------------

     "Permitted Transferee" - With respect to Reckson, (x) any Person
      --------------------
which succeeds to all or substantially all of the assets of Reckson, whether by merger, consolidation or acquisition of all or substantially all of the assets of Reckson and/or the REIT, and (y) any Person which at all times is, directly or indirectly, wholly-owned by Reckson or such successor. With respect to Odyssey or Odyli, (i) any Person which succeeds to all or substantially all of the assets of Odyssey or Odyli, whether by merger, consolidation or acquisition of all or substantially all of the assets of Odyssey or Odyli, (ii) any Affiliate of Odyssey or Odyli and (iii) any Person in which 50% or more of the beneficial interests are owned, directly or indirectly, by one or more Persons who, as of the date hereof, are (indirectly, through their interests in Odyssey and/or Odyli) investors in the Partnership (the "Existing Investors") or any of such Existing Investors' heirs, estates, legal representatives, successors, family members or trusts or other fiduciary relationships for the benefit of any of the foregoing Persons (or for the benefit of any of the foregoing Persons and a charity). For purposes of clause (ii) a Person shall be deemed an Affiliate of Odyssey or Odyli if such Person would have been deemed an Affiliate on the date hereof, regardless of whether Odyssey or Odyli is still in existence or such Person would be deemed an Affiliate of Odyssey or Odyli at the time of transfer.

     "Person" - Any individual, partnership, trust (including, without
      ------
limitation, a liquidating trust), corporation, limited liability company, firm or other entity.

     "Pledge Agreement" - The Pledge and Security Agreement dated the date
      ----------------
hereof pursuant to which Odyssey and Odyli granted the Pledge Lender a first priority security interest in their Partnership interests.

     "Pledge Lender" - Reckson and any assignee of its interest in the
      -------------
Pledge Loan permitted under the Pledge Agreement.

     "Pledge Loan" - The loan made the date hereof from the Pledge Lender
      -----------
to Odyssey and Odyli in the principal amount of $16,990,000.

     "Pledge Note" - The promissory note dated the date hereof evidencing
      -----------
the Pledge Loan.

     "Priority Capital Account Amount" - With respect to Reckson, the then
      -------------------------------
existing unreturned balance of its Priority Contribution less amounts of Losses allocated to Reckson under Section 7.1(b)(ii) plus amounts of Profits allocated to Reckson under Section 7.1(a)(i)(C).

     "Priority Contribution" - $11 million less any amounts distributed
      ---------------------
from time to time pursuant to Section 8.1(c)(viii).

     "Priority Distribution" - As defined in Section 8.1(a)(v).
      ---------------------

     "Profits" - As defined in Section 6.7.
      -------

     "Project" - The real property consisting of the Leasehold and all of
      -------
the buildings and other improvements located thereon, commonly known as the Omni at Nassau West, together with all rights and appurtenances pertaining to such real property, including any right, title and interest in and to adjacent roads, streets, alleys or rights of way and together with all buildings, improvements, fixtures and equipment now or hereafter located thereon.

     "Purchase Notice" - As defined in Section 13.3(e)(i).
      ---------------

     "Purchase Price" - As defined in Section 13.3(e)(ii).
      --------------

     "Purchase Response Notice" - As defined in Section 13.3(e)(i).
      ------------------------

     "Qualified Income Offset Amount" - As defined in Section 73(c).
      ------------------------------

     "Receipts" - For any given period of time, a sum equal to the
      --------
aggregate of all amounts actually received by or unconditionally made available to the Partnership from or in respect of the Project or other property of the Partnership during such period, including, without limitation:

     (a) all rents, percentage rent, expense reimbursements and other charges received from tenants and other occupants of the Project;

     (b)  proceeds of rent insurance and business interruption insurance;

     (c)  all utility or other deposits returned to the Partnership;

     (d) interest, if any, earned on tenants' security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

     (e) interest, if any, earned and available to the Partnership on any Cash Reserves or other Partnership funds, or on any escrow funds deposited by the Partnership with others;

     (f) the amount of any net reduction of Cash Reserves, other than to pay Partnership Expenses; and

     (g) revenue (other than receipts from a Major Capital Event) received by the Partnership from any other source.

     Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Partners pursuant to this Agreement, (x) each tenant's security deposit and interest thereon, if any, as long as the Partnership has a contingent legal obligation to return that deposit or such interest thereon and (y) amounts arising from a Major Capital Event.

     "Rechler Family" - Any of the Immediate Rechler Family, any children
      --------------
or grandchildren of any of the Immediate Rechler Family, any trust established for the benefit of any of the Immediate Rechler Family or any trust established for the benefit of the grandchildren or children of any of the Immediate Rechler Family.

     "Recipient" - As defined in Section 12.4.3.
      ---------

     "Recipient's Appraisal" - As defined in Section 12.4.3.
      ---------------------

     "Reckom" - As defined in the Recitals.
      ------

     "Reckson" - As defined on page 1 of this Agreement.
      -------

     "Reckson Call Notice" - As defined in Section 12.4.1(a).
      -------------------

     "Reckson Call Right" - As defined in Section 12.4.1(a).
      ------------------

     "Reckson Claims" - As defined in Section 12.4.6.
      --------------

     "Reckson Default" - As defined in Section 12.4.6.
      ---------------

     "Reckson Entities" - Reckson, Reckom and HMCC collectively and any
      ----------------
Affiliate to which any such Person transfers all or any part of its Partnership interest in accordance with Section 12.2(a) and is admitted to the Partnership pursuant to Section 12.2(b).

     "Reckson Equalization Payment" - As defined in Section 10.6.5.
      ----------------------------

     "Reckson Fleet Loan Indemnity Expenses," - As defined in Section
      -------------------------------------

10.6.4(a).

     "Reckson Hedge Indemnity" - As defined in Section 10.6.5.
      -----------------------

     "Reckson TI Loans" - All Capital Loans made by Reckson in respect of
      ----------------
TI Costs.

     "Reckson Undistributed Income" - As defined in Section 21.24.1.
      ----------------------------

     "Reckson's Share" - As defined in Section 8.1(f)(C).
      ---------------

     "Refinance" - To effect a Refinancing.
      ---------

     "Refinancing" - Any amendment, modification, replacement, renewal, or
      -----------
extension of all or a portion of any Partnership Indebtedness.

     "Refinancing Appraisal Date" - As defined in Section 10.6.2(c)(iii).
      --------------------------

     "Refinancing Guidelines" - As defined in Section 10.6.2(c).
      ----------------------

     "Regular Capital Account Amount" - The excess at a given time of (i)
      ------------------------------
a Partner's Adjusted Capital Account Amount over (ii) the aggregate of such Partner's Additional Capital Account Amount and Priority Capital Account Amount.

     "REIT" - Reckson Associates Realty Corp., a Maryland corporation.
      ----

     "Responsible Partner" - As defined in Section 12.3.1(a)(ii).
      -------------------

     "Restoration Obligation" - For a Partner at a given time, an amount
      ----------------------
equal to the sum at such time, of (i) such Partner's allocable share (as determined under Section 752 of the Code) of any recourse indebtedness of the Partnership which could not be repaid out of the Partnership's assets if all such assets were sold at their respective Carrying Values, (ii) any unconditional obligation of such Partner to contribute additional amounts to the capital of the Partnership in the future (to the extent not previously taken into account in determining such Partner's share of recourse liabilities of the Partnership) and (iii) such Partner's share of Minimum Gain and share of Partner Minimum Gain.

     "Sale Transaction Costs" - All costs that would be incurred in
      ----------------------
connection with the sale in question, including, without limitation, brokers' commissions, gains and transfer taxes, legal, accounting and other professional fees and expenses, title insurance costs, recording fees, the cost of environmental and engineering reports and all other customary costs of effectuating, documenting and closing a sale (as conclusively determined by the Partnership Accountants).

     "Section 705(a)(2)(B) Expenditure" - An expenditure of the
      --------------------------------
Partnership (as described in Section 705(a)(2)(B) of the Code) which is neither deductible in computing taxable income nor properly chargeable to capital account, and any other expenditure considered to be such an expenditure pursuant to Treasury Regulation Section 1.7041-1(b)(2)(4)(h)(i).

     "Security Account" - As defined in Section 9.6.
      ----------------

     "Sender" - As defined in Section 12.4.3.
      ------

     "Sender's Appraisal" - As defined in Section 12.4.3.
      ------------------

     "Share" - Either of Odyssey's Share or Reckson's Share.
      -----

     "Special Odyssey Partnership Interest Payment Amount" - As defined in
      ---------------------------------------------------
Section 12.4.6.

     "Substitute Interest Rate Cap" - As defined in Section 10.6.5.
      ----------------------------

     "Substitute Interest Rate Swap" - As defined in Section 10.6.5.
      -----------------------------

     "TI Costs" - Costs of tenant space installations, leasing
      --------
commissions, legal fees for lease negotiations, or any other payment to be made in connection with the leasing or releasing of space.

     "TI Loan" - A loan in the maximum principal amount of $7,000,000 made
      -------
by Fleet Bank to the Partnership to fund the cost of tenant improvements, leasing commissions and other costs incurred in leasing the space at the Property which was vacant and available for leasing as of December 15, 1994 secured by that certain Amended and Restated Building Costs Mortgage and Security Agreement, dated as of the date hereof, made by the Partnership to Fleet Bank.

     "TI Reserve" - As defined in Section 6.3.
      ----------

     "TI Reserve Account" - As defined in Section 6.3.
      ------------------

     "Transaction Costs" - All costs that would be incurred in connection
      -----------------
with any refinancing of the Mortgage Debt, including, without limitation, commitment fees, deposits, origination fees, brokers' commissions, gains and transfer taxes, legal, accounting and other professional fees and expenses, title insurance costs, recording fees, the cost of environmental and engineering reports and all other customary costs of effectuating, documenting and closing a refinancing (as conclusively determined by the Partnership Accountants).

     "Transferee" - As defined in Section 12.2(a).
      ----------

     "Transferor" - As defined in Section 12.2(a).
      ----------

     "Unites" - "Partnership Units" of "Limited Partner Interests" as such
      ------
terms are defined in the Reckson L.P. Agreement.

     "Withdrawn Partner" - As defined in Section 13.2.
      -----------------

                                  ARTICLE 2

                          FORMATION AND CONTINUATION

     2.1.Formation and Continuation of Partnership.  The Partnership,
         -----------------------------------------
previously formed under the Partnership Act, is hereby continued upon the terms and conditions set forth below.

     2.2.Statement of Partnership.  Concurrently with the execution of
         ------------------------
this Agreement, the Partners shall execute and acknowledge, and the Managing Partner shall promptly file or record with the proper offices in each jurisdiction and political subdivision in which the Partnership does business, and if necessary or desirable, cause to be published, such certificates or amended certificates, if any, as are required or permitted by the Partnership Act, or any fictitious name act, or act relating to qualification to do business, or similar statute or any rule or regulation in effect in such jurisdiction or political subdivision. The Partners shall further execute and acknowledge and the Managing Partner shall promptly file or record such amended certificates or additional certificates or instruments of whatever nature as may from time to time be called for or required by such statutes, rules or regulations to permit the continued existence and operation of the Partnership.

                                  ARTICLE 3

                NAME AND PLACE OF BUSINESS; REGISTERED OFFICE

     3.1.Name, Place of Business and Office.  The business of the
         ----------------------------------
Partnership shall be conducted under the firm name "Omni Partners, L.P.", or such other name as the Partners may agree upon. The principal place of business of the Partnership shall be at 225 Broadhollow Road - CS5431, Melville, New York 11747, or such other place in New York City or Nassau or Suffolk County as the Managing Partner shall determine.

     3.2.Registered Office and Registered Agent.  The address of the
         --------------------------------------
registered office and the name and address of the registered agent for service of process on the Partnership in the state of Delaware is The Prentice-Hall Corporation System, Inc., 32 Lockerman Square, Suite L-100, Dover, Kent County, Delaware 19904.

                                  ARTICLE 4

                                   PURPOSES

     The sole purposes of the Partnership shall be to own, hold, maintain, operate, use, lease, finance and sell the Project or any portion thereof, and to do all other things reasonably incident thereto, in accordance with the terms of this Agreement. The Partnership shall not acquire any land or interest therein in addition to the Project nor further improve, develop, renovate (except for repairs in the ordinary course of business), or expand the Project. Except as herein expressly provided and to the extent required by applicable Legal Requirements, no easement; restrictive covenant or other encumbrance or title condition shall be placed on any part of the Project and no existing easement, restrictive covenant or other encumbrance or title condition shall be modified, provided that the Managing Partner may grant or modify utility or similar easements to the extent necessary to provide services to the Project.

                                  ARTICLE 5

                                     TERM

     5.1.Term.  The term of the Partnership shall continue until December
         ----
31, 2043, unless sooner terminated pursuant to the provisions hereof.

     5.2.No Termination, etc.  Except as specifically provided in this
         --------------------
Agreement:

     (a)  the Partners shall continue as Partners hereunder;

     (b) no Partner shall terminate or attempt to terminate this Agreement or voluntarily take any action which would result in such termination; and

     (c) no Partner shall file for, pursue or seek any partition of the Project or other assets of the Partnership.

                                  ARTICLE 6

                            PERCENTAGE INTERESTS;
             CAPITAL CONTRIBUTIONS; TI RESERVE; CAPITAL ACCOUNTS


     6.1.Initial Contribution of Reckom, HMCC, Odyli and Odyssey.  As
         -------------------------------------------------------
provided in the Existing Partnership Agreement and the 1993 Partnership Agreement, Odyli, Odyssey and Reckson have previously made contributions to the Partnership, and Reckson has succeeded to the right, title and interest in the initial contributions of Reckom and HMCC.

     6.2.Percentage Interests.  As of the date hereof, the "Percentage
         --------------------
Interest" of (a) Odyli, as a General Partner, is .5 %, (b) Odyssey, as a Limited Partner, is 39.5 % and (c) Reckson, as a General Partner, is 60%, subject in each instance, however, to adjustment as provided in Section 6.4.4.

     6.3.TI Reserve.  On the date hereof the Managing Partner shall
         ----------
establish a "TI Reserve Account" at a bank selected by the Managing Partner. The TI Reserve Account shall be kept separate from other accounts of the Partnership and shall be interest-bearing. At any time and from time to time during which the amount (including accrued interest) on deposit in the TI Reserve Account (herein, the "TI Reserve") is less than $2.5 million, amounts which would otherwise be distributed to the Partners under Section 8.1 shall, to the extent provided in such Section, be deposited into the TI Reserve Account. Although the TI Reserve shall be Partnership property, the Managing Partner shall separately record on the books and records of the Partnership the amounts deposited by or on behalf of each of the Reckson Entities and the Odyssey Entities in the TI Reserve Account and the interest earned on account of the amounts deposited by each of the Reckson Entities and the Odyssey Entities. Funds in the TI Reserve Account shall only be withdrawn as follows:

(A)to pay TI Costs incurred by the Partnership after the date hereof, in which event the amount of the withdrawal shall be debited against Reckson's Share and Odyssey's Share in accordance with the Correct Ratio;

(B)if all accrued and unpaid Current Interest and Deferred Interest under the Pledge Note is not paid on any "Interest Payment Date" (as defined in the Pledge Note) from distributions of Net Ordinary Cash Flow or Net Extraordinary Cash Flow (other than Extraordinary Distributions and distributions in respect of the First Refinancing or Extraordinary Capital Loans), and the Odyssey Entities fail to pay the shortfall from other funds, then to pay to Pledge Lender an amount (which shall be debited against Odyssey's Share) equal to the lesser of (x) Odyssey's Share and (y) such shortfall;

(C)as provided in Section 14.3, in which event the amount of the withdrawal shall be debited against the Share of the Defaulting Partner; or

(D)if the Pledge Loan is accelerated, then to pay to Pledge Lender an amount (which shall be debited against Odyssey's Share) equal to the lesser of (x) Odyssey's Share and (y) the amount owed under the Pledge Loan.

     6.4.Loans/Additional Contributions.
         ------------------------------

     6.4.1The Managing Partner shall promptly provide notice to the Partners of any Capital Requirement and the nature thereof, including without limitation as to whether the same relates to a TI Cost. The Odyssey Entities shall not be required to make any contributions or loans to the Partnership on account of any Capital Requirement unless they so elect. If the Odyssey Entities elect to make a contribution to the Partnership on account of any Capital Requirement, then each Partner shall make a contribution (each, an "Additional Contribution") to the Partnership on account of such Capital Requirement in proportion to their respective Percentage Interests within thirty (30) days (or any shorter period (but not less than ten (10) business days) as may be required under the circumstances) following the giving of notice by the Managing Partner of such Capital Requirement. In no event shall the Odyssey Entities' Percentage Interests, share of Profits or Losses or distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow be reduced or diminished by reason of any contributions or loans made by Reckson on account of any Capital Requirement nor shall the Capital Accounts of the Odyssey Entities be adjusted as a result of their election not to make any contribution or loan to the Partnership on account of any Capital Requirement.

     6.4.2(a)If (i) the Managing Partner provides notice to the Partners of a Capital Requirement and (ii) the Odyssey Entities elect not to contribute their respective Percentage Interests of such Capital Requirement to the Partnership, then Reckson shall make a Capital Loan to the Partnership of the entire amount of such Capital Requirement (i.e., the amount thereof allocated to both Reckson and the Odyssey Entities).

     (b)Notwithstanding the foregoing Section 6.4.2(a), if (i) Reckson's interest in the Partnership shall have been converted into a limited partnership interest pursuant to Section 10.7 prior to the date on which the Managing Partner provides notice to the Partners of a Capital Requirement and
(ii) the Odyssey General Partner is the sole Managing Partner of the Partnership, then, during any such period when Reckson is a Limited Partner
(x) Reckson shall only be obligated to make Capital Loans to the Partnership pursuant to Section 6.4.2(a) if such Capital Requirement is a Limited Capital Requirement, in which case Reckson and the Odyssey Entities shall each make a Capital Loan to the Partnership on account of such Limited Capital Requirement in accordance -with their respective Percentage Interests within thirty (30) days (or any shorter period (but not less than ten (10) days) as may be required under the circumstances) following the giving of notice by the Managing Partner of such Limited Capital Requirement and (y) if such Capital Requirement is not a Limited Capital Requirement, Reckson shall not be obligated to make a Capital Loan to the Partnership on account of such Capital Requirement and the Odyssey Entities may elect, in their sole absolute discretion, to make a Capital Loan to the Partnership of all or any portion of such Capital Requirement.

     6.4.3Any amounts contributed by a Partner to the Partnership on account of any Capital Requirements pursuant to this Section 6.4 shall be treated as a capital contribution to the Partnership, but such contributions shall not increase such Partner's Percentage Interest, share of Profits and Losses, or distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow, except as otherwise provided in Section 6.4.4.

     6.4.4If at any time or times Reckson shall fail to timely make any loan or capital contribution to the Partnership which Reckson is obligated to make under this Section 6.4, and such failure shall continue for a period of five
(5) business days after notice of such failure from another Partner, Reckson shall be deemed to be a "Defaulting Partner" under Article 14. In addition to any remedies the Odyssey Entities may have elsewhere under this Agreement, Odyssey may, but shall not be required to, elect to (i) make an Extraordinary Capital Loan to the Partnership for all or any portion of the amount which Reckson failed to loan or contribute to the Partnership and/or (ii) to the extent not so loaned to the Partnership by Odyssey, contribute all or any portion of such amount which Reckson failed to loan or contribute to the Partnership (each, an "Odyssey Contribution Election"), and the making of either/or both of such elections shall not be deemed to cure such default by Reckson. If Odyssey makes an Odyssey Contribution Election and contributes capital to the Partnership in accordance with this Section 6.4.4, (x) the Percentage Interest of Reckson shall be decreased immediately thereafter by that number of percentage points equal in amount to the quotient (expressed as a percentage) of the amount so contributed by Odyssey divided by the total amount of the Capital Accounts (minus the amount of the Priority Contribution) of all of the Partners on the date hereof plus the entire amount of all contributions made by any Partner after the date hereof through and including the date of such Odyssey Contribution Election and after giving effect thereto) and (y) the Percentage Interest of Odyssey shall be increased by the same number of percentage points.

     6.4.5No Partner shall be obligated to make any capital contributions to the Partnership except as set forth in this Article 6. Any election on the part of the Odyssey Entities not to contribute any amounts requested to be contributed in accordance with this Section 6.4 (other than as expressly provided in Section 6.4.2(b)) shall not constitute a default or Event of Default hereunder or give rise to any right or remedy on the part of Reckson.

     6.5.Capital Accounts.
         ----------------

     6.5.1Each Partner shall have a capital account (a "Capital Account") equal to its Capital Account on the date immediately prior hereto.

     6.5.2Each Partner's Capital Account shall be maintained and adjusted in accordance with Treasury Regulations Sections 1.704-1(b) and 1.704-2. Consistent with such Regulations, (a) there shall be credited to each Partner's Capital Account: (i) the amount of any cash and the fair market value of any property contributed by such Partner to the capital of the Partnership, (ii) such Partner's share of Profits (as determined in accordance with Section 7.1), and (iii) any items of income or gain allocated to such Partner pursuant to any provision of Section 7.3; and (b) there shall be charged against each Partner's Capital Account: (i) the amount of all cash distributions to such Partner (other than any amounts treated as guaranteed payments), (ii) the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Section 752 of the Code), (iii) such Partner's share of Losses (as determined in accordance with Section 7.1), and (iv) any items of loss, deduction or
Section 705(a)(2)(B) Expenditures allocated to such Partner pursuant to any provision of Section 7.3. Any liabilities of a Partner assumed by the Partnership and any liabilities of the Partnership assumed by a Partner shall be treated in a manner consistent with Treasury Regulation Section 1.7041(b)(2)(iv)(c).

     6.5.3Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Partner, the Capital Account of such Partner shall be determined after giving effect to all allocations pursuant to Article 7 and all distributions in respect to transactions effected before the date as of which such determination is to be made.

     6.5.4Except as otherwise set forth in Section 6.4, no Partner with a negative balance in its Capital Account shall have any obligation to the Partnership or the other Partners to restore such negative balance.

     6.5.5The transferee of any Partnership interest transferred in accordance with the terms of this Agreement shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     6.5.6If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Accounts of the Partners shall be adjusted to account for the Partners' allocable shares (as determined, in each case, in accordance with Article 7) of Profits or Losses that would have been realized by the Partnership had it sold the distributed assets at their respective fair market values immediately prior to their distribution.

     6.5.7In the event that the Partnership makes an election under Section 754 of the Code, the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Partnership made pursuant to Section 743 of the Code shall not be reflected in the Capital Accounts of the Partners, but the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall (i) be reflected in the Capital Account of the Partner receiving such distribution in the case of a distribution in liquidation of such Partner's interest in the Partnership and (ii) otherwise be reflected in the Capital Accounts of the Partners in the manner in which the unrealized income and gain that is displaced by such adjustments would have been shared had the property been sold at its Carrying Value immediately prior to such adjustments.

     6.5.8Immediately prior to any Partner making a capital contribution, at the election of such Partner, the Capital Accounts of all Partners shall be adjusted (pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) upward or downward to reflect any unrealized gain or loss attributable to each Partnership property, as if such unrealized gain or loss had been recognized upon an actual sale of each Partnership property for its fair market value, immediately prior to such distribution or issuance, and had been allocated to the Partners at such time pursuant to Article 7.

     6.5.9Upon the withdrawal of a Partner requiring a payment to the Withdrawn Partner under Section 13.3 or 13.4, the Capital Accounts of all Partners shall be adjusted (pursuant to Treasury Regulation Section 704-1(b)(2)(iv)(f)) upward or downward to reflect any unrealized gain or loss attributable to each Partnership property, as if such unrealized gain or loss had been recognized upon an actual sale of each Partnership property for its fair market value, at the time of the withdrawal, and had been allocated to the Partners at such time pursuant to Article 7.

     6.6.Limited Partner's Liability.  The liability of a Limited Partner,
         ---------------------------
as such, to make capital contributions to the Partnership, shall be limited to the amount of capital contributions which it has made and is obligated to make pursuant to this Article 6. No Limited Partner shall have any further obligation to contribute money to or in respect of any liability or other obligation of the Partnership, nor shall any Limited Partner be personally liable for any liability or other obligation of the Partnership. Notwithstanding the foregoing two sentences, if the general partnership interest of Reckson is converted into a limited partnership interest pursuant to Section 10.7, then Reckson shall remain liable for, and be obligated to make, all loans and contributions in accordance with Section 6.4 which it was theretofore obligated to make, subject to the limitation as to Capital Loans set forth in Section 6.4.2(b).

     6.7.Additional Definitions Relating to Allocations. "Profits" and
         ----------------------------------------------
"Losses" shall mean the taxable income or loss, respectively, for a period as determined for federal income tax purposes, computed with the following adjustments:

     (a)items of gain, loss and deduction relating to Partnership assets shall be computed based upon the Carrying Values of the Partnership's assets rather than upon the assets' adjusted basis for federal income tax purposes;

     (b)tax-exempt income received by the Partnership shall be deemed, for purposes of this definition only, to be gross income;

     (c)the amount of any adjustment to the Carrying Value of any asset of the Partnership pursuant to Section 743 of the Code shall not be taken into account in computing Profits and Losses;

     (d)Section 705(a)(2)(B) Expenditures shall be treated as deductible expenses;

     (e)any items of gross income, gain, loss, deduction or Section 705(a)(2)(B) Expenditures allocated pursuant to any provision of Section 7.3 shall be excluded from the computation of Profits and Losses; and

     (f)Nonrecourse Deductions and Partner Nonrecourse Deductions shall be excluded from the computation of Profits and Losses.

                                  ARTICLE 7

                TAX MATTERS; ALLOCATION OF PROFITS AND LOSSES

     7.1.Allocations of Profits and Losses.  (a)  Profits for each fiscal
         ---------------------------------
period of the Partnership shall be allocated among the Partners in the following amounts and order of priority:

	(i)to the extent Losses have been allocated pursuant to Section 7.1(b) for any prior period, first (A) to the General Partners to offset any Losses allocated pursuant to subclause (iv) of Section 7.1(b) not previously reversed with an allocation of Profits under this subclause (and in proportion to any Losses so allocated), second (B) to the Partners to offset any Losses allocated pursuant to subclause (iii) of Section 7.1(b) not previously reversed with an allocation of Profits under this subclause (and in proportion to any Losses so allocated), third (C) to Reckson to offset any Losses allocated pursuant to subclause (ii) of Section 7.1(b) not previously reversed with an allocation of Profits under this subclause, and fourth (D) to the Partners to offset any Losses allocated pursuant to subclause (i) of
Section 7.1(b) not previously reversed with an allocation of Profits under this subclause (and in proportion to any Losses so allocated); and

	(ii)thereafter, to the Partners, pro rata in accordance with their Percentage
Interests.

     (b)Losses for each fiscal period of the Partnership shall be allocated among the Partners in the following amounts and order of priority:

	(i)first, to the Partners, pro rata in accordance with their Percentage Interests, until their Regular Capital Account Amounts are reduced to zero;

	(ii)second, to Reckson until its Priority Capital Account Amount is reduced to zero;

	(iii)third, to the Partners, pro rata in accordance with their respective remaining positive Adjusted Capital Account Amounts until their Adjusted
Capital Account Amounts are reduced to zero; and

	(iv)thereafter, to the General Partners, pro rata in accordance with their respective Entity Percentage Interests.

     (c)Notwithstanding paragraphs (a) and (b) of this Section 7.1, (i) all Fleet Loan Expenses and any other loss, cost or expense described in Section 10.6.4(a) payable by Reckson and all Hedge Costs and Payments shall be allocated exclusively to Reckson and (ii) an amount of gross income equal to the amount of any Reckson Equalization Payment made to Reckson shall be allocated to Reckson.

     7.2.Tax Allocations. (a) For tax purposes, all items of income, gain, loss, or deduction shall be allocated to the Partners in the same manner as are Profits and Losses and any amounts allocated under Section
7.3; provided, however, that if the Carrying Value of any property of the Partnership differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction for tax purposes shall be allocated among the Partners in a manner that takes account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Sections 704(b) and 704(c) of the Code and the related Treasury Regulations thereunder.

     (b)Items of credit shall be allocated among the Partners in the manner provided in Treasury Regulation Section 1.704-1(b)(4)(ii).

     (c)Notwithstanding any other provision hereof, any income from the full or partial discharge of indebtedness arising prior to the admission of the Odyssey Entities to the Partnership shall be allocated entirely to Reckson.

     (d)Notwithstanding anything to the contrary contained herein, the Partnership shall continue to allocate to Odyssey amortization deductions relating to $100,000 of Partnership organization expense currently being allocated to Odyssey. Such allocations shall have no effect on the Capital Accounts of the Partners.

     7.3.Special Allocations.  (a)  Allocation of Nonrecourse Deductions
         -------------------
and Partner  Nonrecourse Deductions.  Notwithstanding the provisions of
Section 7.1, and subject to the provisions of subsections (b) and (c) of this
Section 7.3, (i) Nonrecourse Deductions for the year or other period shall be allocated to the Partners pro rata in accordance with their respective Percentage Interests, and (ii) items of loss and deductions and Section 705(a)(2)(B) Expenditures attributable, under Treasury Regulation Section 1.704-2(i), to Partner Nonrecourse Debt ("Partner Nonrecourse Deductions") shall be allocated in accordance with the ratios in which the Partners bear the economic risk of loss for such debt (as determined pursuant to Treasury Regulation Section 1.752-2).

     (b)Minimum Gain Chargeback.  If in any year or other period, there is
        -----------------------
a net decrease in the amount of the Partnership's Minimum Gain or in Partner Minimum Gain, then prior to any allocation pursuant to Section 7.1, each Partner shall be allocated income and gain for such year or other period (and, if necessary, for subsequent years) in proportion to, and to the extent of, the portion of such Partner's share of the net decrease in Minimum Gain or Partner Minimum Gain during such year or period as determined in accordance with Treasury Regulation Sections 1.704-2(g) or 1.704-2(i).

     (c)Qualified Income Offset.  If, during any year any Partner
        -----------------------
unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain for such year or other period (and if necessary subsequent years), shall (prior to any allocation pursuant to Sections 7.1 or 7.3(a)) be allocated to such Partner in an amount equal to its Qualified Income Offset Amount, if any; provided, however, that an allocation pursuant to this sentence shall be made only if, and only to the extent that, such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Section 73(c) were tentatively made as if this Section 73(c) were not contained in this Agreement. As used herein, the term "Qualified Income Offset Amount" for a Partner means the excess, if any, of
(i) the negative balance such Partner has in its Capital Account following the adjustment, allocation or distribution described in the preceding sentence over (ii) such Partner's Restoration Obligation. All terms not otherwise defined shall have the meaning given them under Section 704(b) of the Code and the related Treasury Regulations.

     7.4.Modifications to Preserve Economic Effect.  The Partners intend
         -----------------------------------------
that allocations of tax items corresponding to allocations under this Article 7 be respected as having substantial economic effect under the Code and the related Treasury Regulations. If at any time it appears, in the judgment of the Managing Partner, that such result would not be achieved, including as a result of a change in the Percentage Interests of the Partners pursuant to
Section 6.4.4, the Partners agree to amend the provisions of this Article 7 to the extent and in such manner as may be necessary to achieve such result, provided that such amendments shall not, in any event, affect the amounts distributable to any Partner pursuant to Article 8.

     7.5.Other Tax Matters.  (a)  Notwithstanding anything to the contrary
         -----------------
contained herein, for all purposes herein, each Partner's share of "excess nonrecourse liabilities," as such term is defined in Treasury Regulation
Section 1.752-3(a)(3), shall be the amount of such liabilities multiplied by its Percentage Interest.

     (b)Notwithstanding anything to the contrary contained herein, the AC Distributions and the Priority Distribution shall be treated as guaranteed payments under Section 707(c) of the Code, and accordingly, shall be deducted by the Partnership in calculating Profits and Losses as such amounts accrue to the benefit of the Partners. Capital Loans and Extraordinary Capital Loans shall be treated as loans, and Extraordinary Distributions, CL Distributions and AC Distributions shall be treated as interest payments.

                                  ARTICLE 8

                                DISTRIBUTIONS

     8.1.Distributions of Net Ordinary Cash Flow and Net Extraordinary
         -------------------------------------------------------------
Cash Flow.
---------

     (a)  Distribution of Net Ordinary Cash Flow.  Except as provided in
          --------------------------------------
Section 8.5, all distributions of Net Ordinary Cash Flow with respect to any calendar year shall be made in the following manner:

     (i)to the extent that Odyssey has made any Extraordinary Capital Loans which remain outstanding, Odyssey shall receive a distribution (the "Extraordinary Distribution") equal to (x) the principal amount of each of its outstanding Extraordinary Capital Loans multiplied by (y) the Default Rate multiplied by (z) a fraction, the numerator of which equals the number of days in such year that each such Extraordinary Capital Loan was outstanding and the denominator of which equals 365. In the event there is insufficient Net Ordinary Cash Flow to pay the entire Extraordinary Distribution, the unpaid amount thereof shall accrue with interest at the Default Rate, compounding quarterly. All such accrued, but unpaid, amounts (together with such accrued, but unpaid, interest thereon, collectively "Accrued Extraordinary Distributions") shall be payable from subsequent Net Ordinary Cash Flow distributions as an Extraordinary Distribution;

     (ii)to the extent that Odyssey has made any Extraordinary Capital Loans which remain outstanding, Odyssey shall receive an amount equal to the principal amount of its then outstanding Extraordinary Capital Loans;

     (iii)to the extent that any Partner has made any Capital Loans which remain outstanding, such Partner shall receive a distribution (the "CL Distribution") for each such Capital Loan which remains outstanding equal to
(x) the principal amount of such outstanding Capital Loan multiplied by (y) the Capital Loan Rate multiplied by (z) a fraction, the numerator of which equals the number of days in such year that such Capital Loan was outstanding and the denominator of which equals 365. In the event there is insufficient Net Ordinary Cash Flow to pay the entire CL Distribution, the unpaid amount thereof shall accrue with interest at the Capital Loan Rate, compounding quarterly. All such accrued, but unpaid, amounts (together with such accrued, but unpaid, interest thereon, collectively "Accrued CL Distributions") shall be payable from subsequent Net Ordinary Cash Flow distributions as a CL Distribution. If more than one Partner has made Capital Loans, the CL Distribution will be made on a pro rata basis, in proportion to the respective outstanding principal amounts of their Capital Loans. If any Partner holds Capital Loans which bear different interest rates, such Partner shall apply any CL Distribution distributed to it to the interest due on each such Capital Loan on a pro rata basis, in proportion to the respective principal amounts of such Capital Loans;

     (iv)to the extent that any Partner has made Additional Contributions which remain outstanding, each such Partner shall receive a distribution (the "AC Distribution") for each such Additional Contribution which remains outstanding equal to (x) the principal amount of such outstanding Additional Contribution multiplied by (y) the Capital Loan Rate multiplied by (z) a fraction, the numerator of which equals the number of days in such year that such Additional Contribution was outstanding and the denominator of which equals 365. In the event there is insufficient Net Ordinary Cash Flow to pay the entire AC Distribution, the unpaid amount thereof shall accrue with interest at the Capital Loan Rate, compounding quarterly. All such accrued, but unpaid, amounts (together with such accrued, but unpaid, interest thereon, collectively "Accrued AC Distributions") shall be payable from subsequent Net Ordinary Cash Flow distributions as an AC Distribution. If more than one Partner has made Additional Contributions, the AC Distribution will be made on a pro rata basis, in proportion to their respective outstanding amounts of Additional Contributions. If any Partner has made Additional Contributions which bear different interest rates, such Partner shall apply any AC Distribution distributed to it on a pro rata basis to the interest due on each such AC Distribution in proportion to their respective principal amounts;

     (v)a distribution (the "Priority Distribution") to Reckson equal to (x) the outstanding Priority Contribution multiplied by (y) 12% multiplied by (z) a fraction, the numerator of which equals the number of days in such year that such Priority Contribution was outstanding and the denominator of which equals 365. In the event there is insufficient Net Ordinary Cash Flow to pay the entire Priority Distribution, the unpaid amount thereof shall accrue with interest at 12% per annum, compounding quarterly. All such accrued, but unpaid, amounts (together with such accrued, but unpaid, interest thereon, collectively "Accrued Priority Distributions") shall be payable from subsequent Net Ordinary Cash Flow distributions as a Priority Distribution; and

     (vi)thereafter, the balance of any remaining Net Ordinary Cash Flow shall be distributed to the Partners pro rata in accordance with their then Percentage Interests.

     Notwithstanding the foregoing, so long as the Pledge Loan remains outstanding, distributions of Net Ordinary Cash Flow (other than
Extraordinary Distributions and distributions in respect of the First Refinancing or Extraordinary Capital Loans) otherwise payable to the Odyssey Entities in accordance with this Section 8.1(a) shall be applied in accordance with Section 8.1(f) below.

     (b)Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be
        ----------------------
determined monthly and shall be applied and distributed by the Managing Partner as provided in Section 8.1(a) on or before the twentieth (20th) day of the next succeeding calendar month following the end of such month. Notwithstanding the preceding sentence, which is intended to permit interim distributions of Net Ordinary Cash Flow, Net Ordinary Cash Flow shall be ultimately determined on an annual basis, and if the annual audited report of the Partnership shall show that there was any overdistribution of Net Ordinary Cash Flow to a Partner, the amount of such overdistribution shall be deducted from the next distributions of Net Ordinary Cash Flow which such Partner may be entitled to hereunder. If such annual audited report shall show that there was an underdistribution of Net Ordinary Cash Flow to a Partner, such underdistribution shall within thirty (30) days after receipt of such report be paid to such Partner.

     (c)Net Extraordinary Cash Flow.  Except as provided in Section 8.5,
        ---------------------------
and subject to the provisions of paragraph (f) below, all distributions of Net Extraordinary Cash Flow shall be made in the following manner:

     (i)to Odyssey in an amount equal to its then accrued, but unpaid Accrued Extraordinary Distributions computed through the date of such distribution hereunder, if any;

     (ii)to Odyssey in an amount equal to its then outstanding Extraordinary Capital Loans, if any;

     (iii)to the Partners, on a pro rata basis (in proportion to the respective outstanding principal amounts of their Capital Loans), in an amount equal to their then accrued, but unpaid Accrued CL Distributions computed through the date of such distribution hereunder, if any;

     (iv)to the Partners, on a pro rata basis (in proportion to the respective outstanding principal amounts of their Capital Loans), in an amount equal to their then outstanding Capital Loans, if any;

     (v)to the Partners, on a pro rata basis (in proportion to their respective outstanding amounts of Additional Contributions), in an amount equal to the then accrued, but unpaid Accrued AC Distributions computed through the date of such distribution hereunder, if any;

     (vi)to the Partners, on a pro rata basis (in proportion to their respective outstanding amounts of Additional Contributions), in an amount equal to their then outstanding Additional Contributions, if any;

     (vii)to Reckson in an amount equal to the then accrued, but unpaid Accrued Priority Distributions computed through the date of such distribution hereunder, if any;

     (viii)to Reckson in an amount equal to the then outstanding amount of the Priority Contribution; and

     (ix)the balance of any remaining Net Extraordinary Cash Flow shall be distributed to the Partners pro rata in accordance with their then Percentage Interests.

     (d)If any Partner has outstanding Capital Loans and/or outstanding Additional Contributions which bear different interest rates and there is insufficient Net Extraordinary Cash Flow to pay the entire amount of accrued but unpaid Accrued CL Distributions, Capital Loans, Accrued AC Distributions or Additional Contributions, any amounts distributed to such Partner shall be applied (i) if received in respect of outstanding Capital Loans and/or Accrued CL Distributions pro rata in the proportion which the principal amounts of outstanding Capital Loans bearing different interest rates bear to each other, and (ii) if received in respect of outstanding Additional Contributions or Accrued AC Distributions, pro rata in the proportion which the principal amounts of outstanding Additional Contributions bearing different interest rates bear to each other.

     (e)Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow (other
        ---------------------------
than Net Extraordinary Cash Flow arising from a sale incidental to the dissolution and liquidation of the Partnership) shall be applied and distributed by the Managing Partner as provided in Section 8.1(c) promptly after receipt.

     (f)Reference is made to the Pledge Agreement and to the provisions of
Section 6.3 of this Agreement. Pursuant to the terms of the Pledge Agreement the Odyssey Entities have directed as follows:

     (i)any distributions of Net Ordinary Cash Flow or Net Extraordinary Cash Flow (other than Extraordinary Distributions and distributions in respect of the First Refinancing or Extraordinary Capital Loans) which the Odyssey Entities are entitled to receive pursuant to this Section 8.1 shall be applied to the extent necessary to pay accrued and unpaid Current Interest and Deferred Interest under the Pledge Note; and

     (ii)any distributions of Net Extraordinary Cash Flow (other than Extraordinary Distributions and distributions in respect of the First Refinancing or Extraordinary Capital Loans) which the Odyssey Entities are entitled to receive pursuant to this Section 8.1 remaining after payment of accrued and unpaid Current Interest and Deferred Interest under the Pledge Note shall be applied to prepayment of the Pledge Note (without penalty or premium, except as expressly provided in Section 3 of the Pledge Note). Distribution to the Odyssey Entities of Net Ordinary Cash Flow (other than Extraordinary Distributions and distributions in respect of the First Refinancing or Extraordinary Capital Loans) in excess of accrued and unpaid Current Interest and Deferred Interest under the Pledge Note are herein referred to as "Excess Distributions."

Excess Distributions shall be applied as follows:

     (A)if there are any outstanding Capital Loans in respect of TI Costs made by Reckson (other than Capital Loans made pursuant to Section 6.4.2(b)), the greater of (x) 60% of such Excess Distributions and (y) 60% of Odyssey's and Odyli's taxable income (for the tax year to which the amount being distributed is allocated) attributable to Odyssey's and Odyli's interest in the Partnership shall be applied to repay the principal amount of any Capital Loans in respect of TI Costs made by Reckson (other than Capital Loans made pursuant to Section 6.4.2(b)), until the principal amount of such Capital Loans have been paid in full);

     (B)an amount equal to 66 2/3% of the amount, if any, applied to repayment of Capital Loans in respect of TI Costs made by Reckson pursuant to subclause (A) shall be distributed to the Odyssey Entities;

     (C)if there is any balance of the Excess Distribution remaining' after payment of the amounts under (A) and (B) above, and the portion of the funds in the TI Reserve Account deposited by or on behalf of the Odyssey Entities plus--a interest accrued thereon, less amounts properly withdrawn from such account and charged against such funds and interest (herein, "Odyssey's Share") is less than $1 million, 60% of such remaining Excess Distribution shall be deposited by the Managing Partner (for the account of the Odyssey Partners) in the TI Reserve until Odyssey's Share of the funds in the TI Reserve Account equals $1 million provided that simultaneously therewith Reckson shall deposit (or, if Reckson is not the Managing Partner, the Managing Partner shall deposit from amounts distributable to Reckson) in the TI Reserve an amount equal to 150% of the amount deposited by the Odyssey Entities in the TI Reserve Account until the portion of the funds in the TI Reserve Account deposited by or on behalf of Reckson plus interest accrued thereon, less amounts properly withdrawn from such account and charged against such funds and interest (herein, "Reckson's Share") equals $1.5 million; and

     (D)If there is any balance of the Excess Distribution remaining after payment of the amounts under subclauses (A), (B) and (C) above, such balance shall be remitted to the Odyssey Entities.

     For purposes of subclause (A) above, Odyssey's and Odyli's taxable income for a tax year shall be deemed to equal the sum of (1) all items of income that it is anticipated will appear on the Schedules K-1 for Odyssey and Odyli of the Partnership's Form 1065 (or any successor information return or schedule thereof), plus (2) all distributions to Odyssey and Odyli in excess of their respective tax bases in the Partnership for such tax year.
If the amount of income actually appearing on Odyssey's or Odyli's Schedule K-1 (or any successor schedule) (the "Actual K-1 Amounts") for any tax year differs from the amount originally anticipated to appear on such Schedule pursuant to the immediately preceding sentence, then, to the extent that using the Actual K-1 Amounts in computing Odyssey's and Odylis' taxable income would have resulted in Reckson or the Odyssey Entities receiving more or less of the Excess Distributions for such tax year in accordance with the provisions of this Section 8.1(f), such overpayment or underpayment shall be corrected from the next application of Excess Distributions hereunder before any other application of such Excess Distributions. Notwithstanding the provisions of subclause (C) above, if pursuant to Section 6.3 funds from the TI Reserve are properly withdrawn for a reason other than to pay TI Costs and as a result thereof the ratio of the Reckson Share to the Odyssey Share ceases to be 1.5 to 1 (the "Correct Ratio") then (I) if funds which were so withdrawn are debited against the Odyssey Share, then notwithstanding the provisions of subclause (C) above Reckson shall have no obligation to make deposits into the TI Reserve Account until the Correct Ratio has been achieved and (II) if funds which were so withdrawn are debited against the Reckson Share, Reckson shall immediately deposit an amount such that the Correct Ratio has been achieved, and until then, in addition to the other rights and remedies the Odyssey Entities may have, they may suspend making payments into the TI Reserve and the Odyssey Entities shall be entitled to receive the amount of such payments which would otherwise be required to be paid into the TI Reserve by the Odyssey Entities.

     8.2.Liquidating Distributions.  Subject to Section 15.2, liquidating
         -------------------------
distributions (whether of Net Ordinary Cash Flow or Net Extraordinary Cash
Flow) shall be made in the same manner as distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow as provided in Section 8.1; provided, however, that to the extent funds on deposit in the TI Reserve are available after payment of Partnership liabilities, the Odyssey Entities shall receive Odyssey's Share thereof (provided, that if and to the extent that the Pledge Loan is then outstanding, Odyssey's Share of the TI Reserve shall be paid to Pledge Lender to the extent necessary to pay the Pledge Loan in full and the remainder of Odyssey's Share thereof shall be paid to the Odyssey Entities) and Reckson shall receive Reckson's Share thereof.

     8.3.No Restoration of Funds.  Except as provided in Section 8.1(b),
         -----------------------
no Partner shall be required to restore to the Partnership any funds properly distributed to such Partner pursuant to any of the provisions of this Article 8 or pursuant to Article 15, unless required by applicable law.

     8.4.Limitation on Distributions.  No Partner shall be entitled to (a)
         ---------------------------
receive any distribution from the Partnership (including a withdrawal of any of such Partner's capital) except pursuant to this Article 8 and Article 15,
(b) receive interest upon any capital contributed to the Partnership except in accordance with the provisions of this Article 8, or (c) receive property other than cash in return for such Partner's capital contributions. No distributions from the Partnership shall be made except as expressly provided in this Article 8 and Article 15.

     8.5.Claims Paid Under Title Insurance Policies.  In the event a claim
         ------------------------------------------
for damages is made by the Partnership under the policy or policies of title insurance insuring the Partnership's title to the Project, which claim could have been properly denied or successfully defended based on prior knowledge of the Reckson Entities, but for which payment is nevertheless made to the Partnership by reason of the non-imputation endorsement contained in such policy or policies of title insurance, any such funds paid by the title insurers shall be paid immediately to the Odyssey Entities (in the proportion which the Percentage Interest of each such entity bears to the total of the then Percentage Interests of the Odyssey Entities) and the Reckson Entities shall not receive any portion thereof. No such payment to the Odyssey Entities shall be treated as a return of such entities' capital contributions to the Partnership.

                                  ARTICLE 9

                 BOOKS OF ACCOUNT; REPORTS; FISCAL YEAR, ETC.

     9.1. Books of Account.  At all times during the existence of the
          ----------------
Partnership, the books of account of the Partnership shall be prepared and kept by the Managing Partner in accordance with generally accepted accounting principles and procedures applied in a consistent manner, which shall reflect all Partnership transactions and shall be appropriate and adequate for the Partnership's business, and which books of account shall be maintained at the principal place of business of the Partnership. There shall be maintained at the principal place of business of the Partnership (a) copies of the Partnership's federal, state and local income tax returns and reports (including all reporting work papers and documentation), if any, for the six most recent years, (b) a copy of this Agreement and all amendments thereto and of any financial statements of the Partnership (including all reporting work papers and documentation) for the six most recent years and (c) copies of all Key Documents and other Partnership records, including, without limitation, the records regarding the TI Reserve required by this Agreement. Any Partner or its duly authorized representatives shall have the right at any time to inspect and copy such books and documents during normal business hours upon reasonable notice. Each Partner and their duly authorized representatives shall have the right to examine (and copy) or conduct an audit of the Partnership's books and records at any time during normal business hours and upon reasonable notice at the Partnership's principal place of business set forth in Article 3 hereof. Any such examination or special audit (i.e., audits other than the annual audits for the Partnership which shall be conducted as of December 31 at the Partnership's sole cost and expense) shall be performed at such Partner's sole cost and expense.

     9.2. Annual Reports.  As soon as practicable after December 31, but
          --------------
no later than March 31, the Managing Partner shall deliver to the Partners a financial report of the Partnership for the preceding fiscal year, including a balance sheet and a statement of operations, and statements of Partners' Capital Accounts, changes in financial position, Net Ordinary Cash Flow and Net Extraordinary Cash Flow, all of which shall be audited by the Partnership Accountants in accordance with generally accepted auditing standards, and all of which (except for the reports of Net Ordinary Cash Flow and Net Extraordinary Cash Flow and other reports prepared on a cash basis) shall be prepared in accordance with generally accepted accounting principles, consistently applied. At the request of any Partner made from time to time, the Managing Partner shall deliver to the Partners as soon as reasonably practicable (but in any event within thirty (30) days of such request) (a) a calculation of Net Operating Income for the twelve (12) months immediately preceding such request and (b) a projection of Net Operating Income for the twelve (12) months immediately succeeding any date (or dates) specified in such request (in which rental revenues are projected solely on the basis of executed leases or occupancy agreements without giving effect to any free-rent periods thereunder (i.e., during any free-rent periods thereunder all Persons thereunder shall be deemed to be then paying all rents reserved thereunder which are subject to such free-rent periods as if the rent commencement date had already occurred)).

     9.3. Reports.  Pursuant to the Management Agreement, the Managing
          -------
Agent is required to prepare and deliver to the Partnership the quarterly reports described therein by no later than the dates set forth in the Management Agreement (which reports shall set forth the expiration dates for each of the leases, licenses and other occupancy agreements affecting the Project). Upon the Managing Partner's receipt of such reports from the Managing Agent, it shall promptly deliver copies of such reports to the other Partners.

     9.4. Fiscal Year.  The Partnership's fiscal year shall be the
          -----------
calendar year for all operating, audit and accounting purposes including, without limitation, the reports and Budget referred to in Sections 9.2, 9.3 and 9.7.

     9.5. Tax Returns; Tax Matters Partner.  The Managing Partner shall
          --------------------------------
cause to be prepared by the Partnership Accountants and shall within seventy-five (75) days after the end of each Partnership fiscal year submit to the other Partners for their approval a copy of the proposed annual federal and necessary state or local Partnership tax returns. Such returns (including all elections made therein) shall be subject to the approval of the General Partners. The Managing Partner shall cause all tax returns to be timely filed with the applicable government authorities. Reckson shall be the tax matters partner (as described in Section 6231(a)(7) of the Code) of the Partnership provided it is not a Defaulting Partner, and if it is, the Odyssey General Partner shall be the tax matters partner. The tax matters partner shall not extend the statute of limitations on behalf of the Partnership, select the Partnership's choice of litigation forum in any tax action or take any other action in its capacity as tax matters partner without the consent of the other General Partners. The tax matters partner shall keep the other Partners fully advised of the progress of any audit and shall, promptly upon receipt, supply the other Partners with copies of any written communications received from the Internal Revenue Service, or other taxing authority, relating to any audit promptly after receipt thereof, and shall, at least five (5) business days prior to submitting any materials to the Internal Revenue Service, or other taxing authority, provide such materials to the other Partners for their approval. The Partnership will report the transactions contemplated herein on its tax returns in a manner consistent with the description of such transactions contained herein.

     9.6. Bank Accounts.  All funds of the Partnership shall be deposited
          -------------
in the Partnership name in one or more separate bank accounts (each, a "Bank Account") at a bank selected by the Managing Partner. Each General Partner shall designate two authorized signatories for withdrawals and other activities in respect of each such Bank Account. Each such Bank Account shall be used exclusively for Partnership funds and no other funds shall be commingled therein. Withdrawals may be made from such Bank Account only by the Managing Partner and only for purposes authorized under this Agreement. All security deposits shall be deposited in the Partnership name in a separate bank account ("Security Account") at a bank selected by the Managing Partner. All withdrawals from the Bank Account or the Security Account shall be made only upon the signature of an authorized signatory of the Managing Partner. As used in this Section 9.6, an "authorized signatory" of a General Partner shall refer, (a) if such General Partner is corporation, to an officer of such corporation who is in the position of vice-president or higher in such corporation, (b) if such General Partner is a general or limited partnership, (i) to an individual general partner thereof or (ii) if there is a corporate general partner, an officer thereof who is in the position of vice-president or higher in such corporation.

     9.7. Budgets.  Pursuant to the Management Agreement, the Managing
          -------
Agent is required to prepare and submit to the Partnership by November 30th of each year for approval by the Managing Partner a proposed pro forma budget for the operation and maintenance of the Project during the succeeding fiscal year commencing January 1 and ending December 31 (the "Budget"). The Managing Partner shall deliver a copy of the proposed Budget to the other Partners promptly after its receipt thereof. The Budget shall consist of an operating budget (the, "Operating Budget") and a capital improvements budget (the "Capital Budget"). The Operating Budget shall show, on a month-by-month basis, in reasonable detail, each line item of anticipated income and expense (on a cash and accrual basis), including, without limitation, amounts required to establish, maintain and/or increase Cash Reserves. The Capital Budget shall show, on a month-by-month basis, in reasonable detail, each line item of anticipated capital expenditures. The Budget shall also contain a statement of the Net Ordinary Cash Flow the Project is expected to generate during the succeeding calendar year. If the Managing Partner modifies the Budget during the course of any fiscal year, such modification shall be included in the next quarterly report delivered to the other Partners pursuant to Section 9.3. On or before April 1 of each year, the Managing Partner shall deliver to the other Partners a reasonably detailed comparison of the Budget for the preceding fiscal year and the actual Partnership Expenses for such fiscal year. The Managing Partner shall use diligent, good faith efforts to operate the Project in conformity with the Budget, as modified from time to time. Nothing in this Section 9.7 shall require the Managing Partner to obtain the consent of any other Partner to approve or modify the Budget.

     9.8. Partnership Register.  The Managing Partner shall keep a
          --------------------
register for the Partnership on which the transfer, pledge or release of partnership interests shall be shown and pursuant to which entries must be made to effect all transfers, pledges or releases as required by Sections 8-207, 8-313(l) and 8-321 of the Uniform Commercial Code, as amended, in effect in the States of New York and Delaware; provided, however, that if there is any conflict between such requirements, the provisions of the Delaware Uniform Commercial Code shall govern. The Managing Partner shall (i) place proper entries in such register clearly showing each transfer and each pledge and grant of security interest (including, without limitation, the pledge and grant of security interest by Reckson to the Odyssey Entities and by the Odyssey Entities to Reckson of their respective partnership interests pursuant to Section 14.3 hereof and by the Odyssey Entities to Reckson of their respective partnership interests pursuant to the Pledge) and the transfer and assignment pursuant thereto, such entries to be endorsed by the Managing Partner and (ii) maintain the register and make the register available for inspection by all of the Partners and their pledgees at all times during the term of this Agreement. Nothing herein shall be deemed a consent to any pledge or transfer otherwise prohibited under this Agreement.

                                  ARTICLE 10

                                  MANAGEMENT

     10.1.     Duties and Powers of Managing Partner.
               -------------------------------------

          10.1.1    General Scope of Duties and Authority.  Subject to the
                    -------------------------------------
provisions of this Article 10 (including, without limitation, Section 10.7), the Managing Partner shall have the obligation and authority to (a) implement all Major Decisions approved by the General Partners, (b) conduct (or cause to be conducted under its supervision) the day-today business and affairs of the Partnership subject to, and in accordance with, this Agreement, and (c) perform or observe all of the specific obligations to be performed by the Managing Partner hereunder. The Managing Partner shall use due care and shall use its best efforts in performing its obligations hereunder.

     10.1.2    Reckson Affiliate as Managing Agent.  So long as the
               -----------------------------------
Managing Agent is an Affiliate of Reckson:

          (a) any default by the Managing Agent under the Management Agreement shall be deemed a default by Reckson under this Agreement if
     (i) except as set forth in subparagraph (ii), such default shall be of such a nature so as to constitute (v) willful malfeasance, (w) fraud,
     (x) embezzlement, (y) theft and/or (z) a violation of the criminal laws of the State of New York by the Managing Agent, or any of its partners, principals, agents or employees and if the monies and/or other property which is the subject of such willful malfeasance, fraud, embezzlement, theft or other criminal violation shall not be repaid and/or returned to the Partnership or the Partners, as the case may be, within five (5) business days following notice thereof to Reckson, or (ii) such default shall be of the nature described in subparagraph (i) above and such default was actually committed by the president or an executive vice president of the corporate general partner of Reckson (or, if there is no such corporate general partner, the individuals holding equivalent positions) whether or not such monies and/or property shall have been paid and/or returned to the Partnership or the Partners;

          (b) (i) if the Managing Agent shall default in the performance of any of its obligations under the Management Agreement beyond any applicable grace period, (ii) if Reckson is a Defaulting Partner or
     (iii) if Reckson is a Withdrawn Partner, then, the Odyssey General Partner shall have the right, on behalf of the Partnership and without the consent of any other Partner, to enforce and/or terminate the Management Agreement subject to and in accordance with the terms thereof;

          (c) if the Management Agreement shall be terminated as a result of any of the events described in paragraph (b) above, the Odyssey General Partner shall have the right on behalf of the Partnership, subject to the consent of Reckson (not to be unreasonably withheld and to be deemed given if not denied, by notice specifying in reasonable detail the reason for such denial, within 10 days after request by the Odyssey General Partner) to appoint a new Managing Agent selected by the Odyssey General Partner provided that such new Managing Agent shall be of good character and reputation and shall have been actively involved in the management of first class suburban office buildings for not less than the preceding five (5) years, and in such event, the Odyssey General Partner shall have the sole right to negotiate and determine the terms of the new Management Agreement provided such terms are no more favorable to the new Managing Agent than those terms that are then customary for management agreements with managing agents comparable in stature and reputation to the Managing Agent appointed for first class suburban office buildings;

          (d) the Odyssey General Partner shall have the sole right on behalf of the Partnership, without the consent of any other Partner, to enforce the material obligations of the Managing Agent and/or exercise any right to terminate the Management Agreement in accordance with the terms thereof; provided, that if the Odyssey General Partner shall become the Managing Partner hereunder and shall subsequently become a Defaulting Partner, then the General Partners (including any Defaulting Partner) shall have the right to enforce the obligations of the Managing Agent and/or exercise any right to terminate the Management Agreement in accordance with the terms thereof; and

          (e) the Management Agreement shall not be modified, changed, amended or renewed (other than any renewal of the Management Agreement on the same terms and conditions as the existing Management Agreement).

          10.1.3    Reckson Affiliate as Construction Manager.  So long as
                    -----------------------------------------
the Construction Manager is an Affiliate of Reckson:

          (a) any default by the Construction Manager under the Construction Agreement shall be deemed a default by Reckson under this Agreement if
     (i) except as set forth in subparagraph (ii), such default shall be of such a nature so as to constitute (v) willful malfeasance, (w) fraud,
     (x) embezzlement, (y) theft and/or (z) a violation of the criminal laws of the State of New York by the Construction Manager, or any of its or their partners, principals, agents or employees and if the monies and/or other property which is the subject of such willful malfeasance, fraud, embezzlement, theft or other criminal violation shall not be repaid and/or returned to the Partnership or the Partners, as the case may be, within five (5) business days following notice thereof to Reckson, or
     (ii) such default shall be of the nature described in subparagraph (i) above and such default was actually committed by the president or an executive vice president of the corporate general partner of Reckson (or, if there is no such corporate general partner, the individuals holding equivalent positions) whether or not such monies and/or property shall have been paid and/or returned to the Partnership or the Partners;

          (b) (i) if the Construction Manager shall default in the performance of any of its obligations under the Construction Agreement beyond any applicable grace period, (ii) if Reckson is a Defaulting Partner or (iii) if Reckson is a Withdrawn Partner, then the Odyssey General Partner shall have the right, on behalf of the Partnership and without the consent of any other Partner, to enforce and/or terminate the Construction Agreement subject to and in accordance with the terms thereof;

          (c) if the Construction Agreement shall be terminated as a result of any of the events described in paragraph (b) above, the Odyssey General Partner shall have the right on behalf of the Partnership, subject to the consent of Reckson (not to be unreasonably withheld and to be deemed given if not denied, by notice specifying in reasonable detail the reason for such denial, within 10 days after request by the Odyssey General Partner) to appoint a new Construction Manager selected by the Odyssey General Partner provided that such new Construction Manager shall be of good character and reputation and shall have experience in work similar to the work undertaken to be performed in the Construction Agreement, and in such event, the Odyssey General Partner shall have the sole right to negotiate and determine the terms of the new Construction Agreement provided such terms are no more favorable to the new Construction Manager than terms that are then customary for construction and architect's agreements with construction managers comparable in stature and reputation to the new Construction Manager so appointed;

          (d) the Odyssey General Partner shall have the sole right on behalf of the Partnership, without the consent of any other Partner, to enforce the obligations of the Construction Manager and/or exercise any right to terminate the Construction Agreement in accordance with the terms thereof; provided, that if the Odyssey General shall become the Managing Partner hereunder and shall subsequently become a Defaulting Partner, then the General Partners (including any Defaulting Partner) shall have the right to enforce the obligations of the Construction Manager and/or exercise any right to terminate the Construction Agreement in accordance with the terms thereof, and

          (e) the Construction Agreement shall not be modified, changed, amended or renewed.

     10.2.     Major Decisions.  No act shall be taken, sum expended or
               ---------------
obligation incurred by the Managing Partner within the scope of the major decisions expressly set forth below (collectively, the "Major Decisions") unless such Major Decision has been approved by all of the General Partners. The Major Decisions shall be:

          (a) any selection of a replacement Managing Agent or Construction Manager or the determination of the terms of any replacement Management Agreement or Construction Agreement (except as otherwise specifically provided in Section 10.1), which approvals shall not be unreasonably withheld;

          (b) any material modification, change or amendment to, or termination or cancellation of, any mortgage, deed of trust or other document evidencing Partnership Indebtedness (except in connection with a refinancing of Mortgage Debt which shall be governed by Section 10.6 below), or the approval of or consent to any material matter under any of the foregoing documents;

          (c) modifying, amending or otherwise taking any action under the Ground Lease, if any such modification, amendment or action is, or could be deemed to be, a disposition of Partnership property or substantially equivalent thereto; provided, that in no event shall the Odyssey General Partner have any approval rights with respect to any amendment or modification of the Ground Lease required by NML in connection with the First Refinancing;

          (d) any material tax election (including, without limitation, the making of an election under Section 754 of the Code); the selection of accounting methods or the material variation of existing accounting methods (but only to the extent such accounting methods could affect the tax position of the Partnership or any of its Partners); provided, that the selection or variation of generally accepted accounting principles shall not constitute a Major Decision so long as the same could not affect the tax position of any of the Odyssey Entities;

          (e) any other action with respect to any matter which, pursuant to the express provisions of this Agreement, requires the approval, consent or agreement of all of the General Partners;

          (f) determination of the maximum and minimum requirements for any reserve upon dissolution and liquidation of the Partnership;

          (g) any direction to the Managing Agent to perform any service for which the Managing Agent is entitled to or will charge additional fees;

          (h) all environmental matters requiring remediation estimated to cost in excess of $ 100,000 and for which there is, or may be, a recourse claim against any of the Odyssey Entities (including, without limitation, Odyli in its capacity as a general partner of the Partnership); or

          (i) the sale, or other disposition of all or any portion of the Project except in accordance with the provisions of Sections 10.6 and
     12.4.6 of this Agreement, or incurrence of any Partnership Indebtedness except in accordance with the provisions of Sections 6.4 and 10.6.

     The General Partners agree that they shall use their good faith efforts to expeditiously resolve any disputes regarding proposed Major Decisions; provided, that failure of the General Partners to agree with respect to any Major Decision shall constitute disapproval of such Major Decision and any such dispute shall not be arbitrated.

     10.3.     Employment of Agents, etc.
               --------------------------

          (a)  Subject to the provisions of Section 10.2 and to paragraphs
(b) and (c) below, the Managing Partner may employ, on behalf of the Partnership, such firms or corporations as it shall deem advisable for the operation of the Partnership and, on such terms and for such compensation as the Managing Partner shall determine, provided such terms are reasonable, and provided further that such services are reasonably necessary and customary.

          (b) Except for the Management Agreement and the Construction Agreement, no Partner shall enter into any agreement or other arrangement for the furnishing to or by the Partnership of goods or services (including any construction work) with any Person which is an Affiliate of such Partner or any partner of such Partner (or permit the Managing Agent to enter into any such agreement or arrangement with any person which is an Affiliate of such Partner or of any partner of such Partner or of such Managing Agent) unless such agreement or arrangement has been approved by the General Partners after the nature of the relationship or affiliation and the terms of such agreement or arrangement have been disclosed in writing. Notwithstanding the foregoing, the REIT, Reckson and/or any Affiliates thereof (including the Construction Manager and the Managing Agent) may lease up to 25,000 rentable square feet of space at the Project, in the aggregate, for their own use provided such lease reflects, in the Odyssey General Partner's judgment, market terms and conditions.

          (c) The Managing Partner shall employ, on behalf of the Partnership, the Partnership Attorneys and the Partnership Accountants and no other Person shall be retained to provide legal or accounting services to the Partnership.

     10.4.     Time Devoted by General Partners;. Compensation of Partner.
               ----------------------------------------------------------
Each General Partner shall devote such time to the Partnership as is reasonably necessary to perform its obligations hereunder. Except as otherwise expressly provided herein, the Partners shall not be entitled to any salary or other compensation from the Partnership except for their respective distributions as set forth in Articles 8 and 15.

     10.5.     Powers of General and Limited Partners.
               --------------------------------------

          10.5.1 Subject to the provisions of this Article 10 and the other provisions of this Agreement, the General Partners shall have the exclusive right, power and authority to conduct the business of the Partnership and, except as otherwise expressly provided herein, shall possess the same rights and powers as general partners in a general partnership formed under Delaware law. Except where the Partnership Act expressly provides to the contrary, all decisions of the Partnership made by the General Partner or those General Partners entitled to make such decision under the terms of this Agreement shall be binding on the Partnership and each of the Partners.

          10.5.2 To the extent permitted by law, each General Partner may execute for and on behalf of the Partnership any documents or instruments in connection with any transactions permitted by this Agreement and approved by any Partner whose approval is required hereunder. Nevertheless, if a General Partner requests, any of the other Partners will execute and deliver within ten (10) business days following request any instruments the General Partner may reasonably require to confirm its authority hereunder.

          10.5.3 The General Partners shall use their best efforts to cause the Partnership to do or refrain from doing such acts as shall be required by the Partnership Act in order to preserve the valid existence of the Partnership as a Delaware limited partnership and the limited liability of the Limited Partners.

          10.5.4 A Limited Partner in its capacity as a limited partner, shall have no right to, and shall not, take part in the management or control of the Partnership's business or act for or bind the Partnership, except that each Limited Partner shall have the rights and powers granted to Limited Partners hereunder or under the Partnership Act.

          10.5.5 For the avoidance of doubt, each Partner agrees that any action taken by a Partner in accordance with the terms of this Agreement in its capacity as General Partner or Managing Partner during the period it is properly acting as such shall be binding upon the Partnership notwithstanding that such Partner subsequently loses such capacity.

     10.6.     Sale and Refinancing
               --------------------

          10.6.1    Managing Partner's Authority.
                    ----------------------------

          (a) Unless and until the Lockout Period has expired, the Managing Partner shall have no right to sell, or otherwise dispose of all or any portion of the Project (or enter into any agreement with respect thereto) without the consent of the Odyssey General Partner. Thereafter, subject to the provisions of Section 12.4.6, the Managing Partner shall have the sole authority to enter into any agreement to sell (and to consummate such agreement to sell) all (but not less than all) the Project. Notwithstanding the foregoing, each General Partner shall have the right to fully participate in the negotiation of any agreement to sell the Project.

          (b) Subject to the rights provided to the Odyssey General Partner set forth in Section 10.6.2 below (which shall apply only if the Odyssey General Partner is not the sole Managing Partner), the Managing Partner shall have the sole authority to refinance the then existing Mortgage Debt.

          10.6.2    First Refinancing.
                    -----------------

          (a) The Managing Partner shall use its best efforts to Refinance the Current Property Mortgage Debt with Northwestern Mutual Life Insurance Company ("NML") in accordance with the terms and conditions of the NML commitment letter dated December 2, 1996 (the "NML Commitment") and in a manner consistent with the Refinancing Guidelines. If the Managing Partner is unable to Refinance the Current Property Mortgage Debt with NML in accordance with the NML Commitment, the Managing Partner may seek to Refinance such debt on or before December 31, 1997 with another lender, provided that such Refinancing satisfies the Refinancing Guidelines.

          (b) If the Managing Partner is unable to Refinance the Current Property Mortgage Debt on or before December 31, 1997 in accordance with paragraph (a) above, the Odyssey General Partner may at any time during 1998 elect, by notice given to the Managing Partner, to seek to Refinance all or part of the Current Property Mortgage Debt in an aggregate principal amount of up to $58 million upon terms which satisfy the Refinancing Guidelines (an "Odyssey Refinancing"). Such financing or refinancing may differ from the Refinancing contemplated by the NML Commitment. If the Odyssey General Partner so elects, the Managing Partner shall not seek to effectuate a Refinancing until the earliest to occur of (i) the later of (A) January 1, 1999 and (B) 180 days after the entering into of the Odyssey Commitment, in either case without an Odyssey Refinancing having occurred, (ii) the closing of an Odyssey Refinancing, and (iii) the Odyssey General Partner notifying the Managing Partner that is no longer seeking to effectuate an Odyssey Refinancing. The Odyssey General Partner may, at any time during 1998, produce a commitment or term sheet (the "Odyssey Commitment") for a Refinancing that satisfies the Refinancing Guidelines for an aggregate principal amount of not more than -$58 million, and which contemplates a closing no later than the later of 180 days after the entering into of the Odyssey Commitment and the end of 1998.

          (c)  The "Refinancing Guidelines" are as follows:

          (i)  the lender shall be an Acceptable Institution;

          (ii) the interest rate shall be a market rate and may be a fixed or floating rate, or a floating rate subject to a swap, "cap" or other hedge (provided, that in the case of any Odyssey Refinancing, such interest rate shall be subject to the approval of Reckson, not to be unreasonably withheld and to be deemed given if not denied within 10 days after request by the Odyssey General Partner);

          (iii) the loan amount may not exceed the greater of (x) subject to the following provisions of this subclause (iii), an amount such that the loan-to-value ratio would equal seventy-five (75%) percent of the appraised fair market value of the Project on a date which is not more than 180 days prior to the date of the closing of the Refinancing in question (the "Refinancing Appraisal Date") based on an appraisal prepared by an Appraiser retained by the Managing Partner and approved by the Acceptable Institution committing to make such Loan or, at the Managing Partner's election, an Appraiser retained by the Acceptable Institution committing to make such Loan setting forth the Appraiser's opinion of the fair market value of the Project valued free and clear of the Mortgage Debt and other Indebtedness of the Partnership and (y) the then outstanding amount of the Indebtedness of the Partnership to be refinanced plus Transaction Costs. Notwithstanding the foregoing no appraisal shall be required in connection with the Refinancing contemplated by the NML Commitment or any other Refinancing of the Current Mortgage Property Debt effected by the Managing Partner in accordance with this Section 10.6 or for an Odyssey Refinancing (any of which is herein referred to as the "First Refinancing") it being agreed that the principal amount thereof shall not exceed $58 million;

          (iv) any Refinancing shall be nonrecourse to the Partnership and the Partners except for (x) environmental issues, (y) with respect to any particular Partner, fraud and/or misapplication of funds by such Partner and (z) with respect to the Managing Partner, other standard carve-outs which are then customary in similar non-recourse mortgage loans;

          (v)  the term shall be at least five (5) years;

          (vi) the Debt Service Coverage Ratio shall be at least 1.35 to 1;

          (vii) cap and hedge costs shall be amortized on a straight-line basis (or on such other basis as agreed to by all of the General Partners), without interest, over the term of the mortgage and treated as additional interest costs;

          (viii) participation or contingent payments based on revenues, sales, refinancing proceeds, appreciation in value or other items shall not be permitted;

          (ix) the lender shall not be permitted to convert any of its debt into equity;

          (x) transfers of interests in the Partnership between the Partners and by the Odyssey Entities shall not be prohibited or restricted in any manner whatsoever; provided that this Refinancing Guideline may be waived in whole or in part by the Odyssey General Partner in its sole and absolute discretion;

          (xi) any Refinancing shall not (x) be cross-defaulted or cross collateralized with any obligations of Reckson or the REIT or their Affiliates or (y) contain any defaults based on the status of, or any events relating to, Reckson or the REIT or their Affiliates (other than a default based upon the Bankruptcy of Reckson); provided that this Refinancing Guideline may be waived in whole or in part by the Odyssey General Partner in its sole and absolute discretion; and

          (xii) principal or interest payments under any Refinancing shall not be guaranteed by any Person, except that principal may be guaranteed by Reckson or its designees such that the amount of principal so guaranteed at any time does not exceed the amount set forth opposite the dates on Exhibit C and the terms of any guarantee shall provide for automatic reduction of the principal amount so guaranteed in accordance with Exhibit C (for example, if the refinancing occurred on the date hereof, the principal amount guaranteed could not exceed $40,200,000 and the guarantee would be required to provide that the principal amount guaranteed would be reduced to no more than $22,600,000 from and after June 3, 1997); provided that this Refinancing Guideline may be waived by the Odyssey General Partner in whole or in part in its sole and absolute discretion, but the Odyssey General Partner may not require Reckson to provide a guaranty.

          (d) The Managing Partner shall provide the Odyssey General Partner with such information concerning the Project that the Odyssey General Partner may reasonably request in order to obtain the Odyssey Commitment. In the event the Odyssey General Partner delivers an Odyssey Commitment which complies with the Refinancing Guidelines, the Managing Partner will use its best efforts to negotiate and execute the Odyssey Commitment and close the loan contemplated thereby. At the request of the Odyssey General Partner, the Managing Partner shall timely pay from Partnership assets any deposit or commitment fee for the Odyssey Commitment and the same shall be a Partnership Expense.

          (e) Notwithstanding anything herein contained to the contrary, the Odyssey General Partner shall have the right, so long as no monetary or material non-monetary default beyond any applicable notice and grace period exists under the Pledge Loan to fully participate in the negotiation of all loan documents related to the NML Commitment or any other or future Refinancing and Reckson shall have the right, so long as Reckson is not a Defaulting Partner, to fully participate in the negotiation of all loan documents related to an Odyssey Refinancing.

          10.6.3    Future Refinancing.  Following the First Refinancing
                    ------------------
(or the inability of either Reckson or the Odyssey General Partner to effectuate the First Refinancing), the Managing Partner may at any time and from time to time seek to Refinance all or any portion of the Mortgage Debt in accordance with the following:

          (a) The terms of any Refinancing shall comply with the Refinancing Guidelines.

          (b) The Managing Partner shall give the Odyssey General Partner at least 60 days' advance notice of the terms and conditions of any proposed Refinancing and shall provide the Odyssey General Partner with a commitment or term sheet describing such terms and conditions and evidencing satisfaction of the Refinancing Guidelines.

          10.6.4    Cost and Expenses of the First Mortgage and TI Loan.
                    ---------------------------------------------------
(a) All costs and expenses (collectively, the "Fleet Loan Expenses") incurred in obtaining the First Mortgage and TI Loan (collectively, the "Fleet Loan") shall be borne solely by Reckson and the same shall not be deemed to affect the Percentage Interests of the Partners or any distributions by the Partnership. The payment of any such costs and expenses by Reckson shall be deemed to be a contribution to Reckson's Capital Account and such costs and expenses shall be written off immediately by the Partnership without any amortization whatsoever. Furthermore, Reckson hereby indemnifies the Partnership and Odyssey Entities and holds it and them and their Affiliates, directors and officers harmless against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, costs, expenses and reasonable attorneys' fees (including, without limitation, if the same arise directly or indirectly from any acceleration of the Fleet Loan), to the extent the same arise directly or indirectly from (i) any breach of any of the terms, covenants or conditions contained in any Fleet Document (including, without limitation, under any indemnity by Reckson, the REIT or any of their Affiliates) by the Partnership resulting from any act or omission of Reckson or its Affiliates or (ii) any claimed misrepresentation made by Reckson or its Affiliates on their own behalf or on behalf of the Partnership in respect of the Fleet Loan or in any Fleet Loan Document (unless such misrepresentation is based upon information, if any, provided by either of the Odyssey Entities or their Affiliates), in each case other than by Reckson or its Affiliates as Managing Partner and not involving gross negligence or willful misconduct on the part of Reckson or its Affiliates as Managing Partner (collectively, the "Reckson Fleet Loan Indemnity Expenses").

          (b) The Odyssey Entities hereby indemnify the Partnership and Reckson and holds it and them and its Affiliates, directors and officers harmless against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, costs, expenses and reasonable attorneys' fees (including, without limitation, if the same arise directly or indirectly from any acceleration of the Fleet Loan), to the extent the same arise directly or indirectly from (i) any breach of any of the terms, covenants or conditions contained in any Fleet Document by the Partnership resulting from any act or omission of the Odyssey Entities or their Affiliates or (ii) any claimed misrepresentation made by either of the Odyssey Entities or their Affiliates on their own behalf or on behalf of the Partnership in respect of the Fleet Loan or in any Fleet Document (unless such misrepresentation is based upon information, if any, provided by Reckson or its Affiliates), in each case other than by an Odyssey Entity or its Affiliates as Managing Partner and not involving gross negligence or willful misconduct on the part of such Odyssey Entity or its Affiliates as Managing Partner.

          10.6.5    Current Interest Rate Swap.  In connection with the
                    --------------------------
Fleet Loan, the Partnership has entered into an interest rate swap agreement with Fleet Bank (the "Current Interest Rate Swap"), the effect of which is to cause the effective interest rate (including the actual spread over the LIBOR reference rate) on the Fleet Loan to be not greater than 8.5% per annum. If the Current Interest Rate Swap (or any substitute therefor) is terminated prior to the maturity date of the Fleet Loan, then Reckson shall, within five
(5) days of the date of such termination, cause the Partnership to enter into a substitute interest rate swap agreement (the "Substitute Interest Rate Swap") with a bank having at least a "AA" long term debt rating, the effect of which is to limit the interest rate (including the actual spread over the LIBOR reference rate) on the Fleet Loan to not greater than 8.5% per annum. If Reckson does not cause the Partnership to enter into a Substitute Interest Rate Swap within five (5) days of such termination, the Odyssey General Partner shall have the right to cause the Partnership to purchase an interest rate cap (the "Substitute Interest Rate Cap") from a bank having at least a "AA" long term debt rating, the effect of which is to limit the interest rate (including the actual spread over the LIBOR reference rate) on the Fleet Loan to 8.5% per annum (or a higher rate selected by the Odyssey General Partner in its sole discretion). All costs and expenses of the Current Interest Rate Swap, the Substitute Interest Rate Swap, the Substitute Interest Rate Cap (each a "Hedge Instrument") and all amounts that may be due and payable pursuant to any of the foregoing, including, without limitation, all amounts which may become due upon a termination for any reason (including, without limitation, a termination resulting from the prepayment or acceleration of the Fleet Loan) of any of the foregoing (collectively, the "Hedge Costs and Payments") shall be borne and paid solely by Reckson, and the same shall not be deemed to affect the Percentage Interests of the Partners or any distributions by the Partnership except as expressly provided in this Section
10.6.5. Notwithstanding the foregoing, the Hedge Costs and Payments (including amounts due on termination of any Hedge Instrument) shall not include payments which are equal to interest at a rate of up to 8.5% per annum payable on a notional amount equal to the outstanding principal amount of the Fleet Loan from time to time. Without limiting the foregoing, Reckson acknowledges and agrees that the Odyssey General Partner may exercise its right under this Section 10.6 to refinance the Fleet Loan notwithstanding that such refinancing will require termination of the Current Interest Rate Swap (or any substitute therefor) which may have a substantial cost to Reckson. The payment of any of the Hedge Costs and Payments by Reckson shall be deemed to be a contribution to Reckson's Capital Account and the same shall be written off immediately by the Partnership without any amortization whatsoever. In connection with a permitted refinancing of the Current Property Mortgage Debt in accordance with this Section 10.6, any Hedge Instrument shall be terminated unless Reckson, at its sole cost and expense, modifies such Hedge Instrument to provide that (a) the Partnership is not a party to such Hedge Instrument, (b) the assets of the Partnership (including, without limitation, the Project) do not secure such Hedge Instrument and (c) the Partnership has no liability whatsoever with respect to such Hedge Instrument. Except as provided in the preceding sentence, no Hedge Instrument shall be amended, modified or terminated without the consent of Reckson and the Odyssey General Partner, which consent, in the case of the Odyssey General Partner, shall not be unreasonably withheld; provided, however, that if the effective interest rate (including the actual spread over the LIBOR reference rate) on the Fleet Loan would be greater than 8.5% per annum after giving effect to any such amendment, modification or termination or the amendment, modification or termination would result in any cost or expense to the Partnership or the Odyssey Entities or in any increase in any liability or potential liability of the Partnership or the Odyssey Entities, the Odyssey General Partner may withhold its consent thereto in its sole discretion. Regardless of the actual rate of interest on the Fleet Loan, for purposes of calculating distributions of Net Ordinary Cash Flow, the interest rate on the Fleet Loan shall be deemed to equal 8.5% per annum. To the extent that interest payable by the Partnership pursuant to the Fleet Loan for any period, after giving effect to the Current Interest Rate Swap or Substitute Interest Rate Swap as then in effect (if any), is at a rate that is less than 8.5% per annum, the Partnership will, at the same time that the Managing Partner makes its monthly distribution of Net Ordinary Cash Flow pursuant to Section 8.1, make a distribution to Reckson (a "Reckson Equalization Payment") equal in amount to the difference between (i) the interest payment that would be payable by the Partnership for such monthly period under the Fleet Loan for such period if the rate were 8.5% per annum and (ii) the actual interest payable by the Partnership for such monthly period under the Fleet Loan, after giving effect to any payment received under any Hedge Instrument as then in effect (if any); provided, however, that a Reckson Equalization Payment shall not be paid at any time that a monetary default or an Event of Default then exists hereunder with respect to Reckson, but any amount not paid shall be payable if and when such monetary default or Event of Default has been cured. Any Reckson Equalization Payment made or payable shall not be deemed to affect the Percentage Interests of the Partners. Reckson hereby indemnifies the Partnership and the Odyssey Entities and holds them and their Affiliates, partners, directors and officers harmless against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys' fees) to the extent the same arise directly or indirectly from any Hedge Instrument or any interest rate costs payable by the Partnership in respect of the Fleet Loan, after giving effect to any Hedge Instrument as then in effect (if any), exceeding 8.5% per annum on the outstanding principal amount of the Fleet Loan (the "Reckson Hedge Indemnity"). The obligations of Reckson with respect to the Fleet Loan Expenses, the Reckson Fleet Loan Indemnity Expenses, any Hedge Instrument, the Hedge Costs and Payments and the Reckson Hedge Indemnity under Section
10.6.4 and this Section 10.6.5 are unconditionally guaranteed, jointly and severally, by Reckson and the REIT and Reckson and the REIT as evidenced by the Guaranty attached as Exhibit E to the Existing Partnership Agreement (as amended, the "Guaranty"), which Guaranty has been confirmed on the date hereof. Such confirmation is attached hereto as Exhibit B.

     10.7.     Conversion.
               ----------

          10.7.1    Conversion Events.  If any Conversion Event occurs,
                    -----------------
then the Odyssey General Partner shall become the sole General Partner and the Managing Partner of the Partnership and the general partnership interest of Reckson in the Partnership shall be automatically converted to a limited partnership interest. Notwithstanding the foregoing, if the general partnership interest of Reckson in the Partnership is so converted into a limited partnership interest and if within one hundred eighty (180) days after the date of such conversion, Reckson cures the default that is the basis for the Conversion Event, then the partnership interest of Reckson in the Partnership shall be reconverted to a general partnership interest and Reckson and the Odyssey General Partner shall thereafter be co-Managing Partners of the Partnership; provided, however, that if the Mortgage Debt (or any Mortgage Debt proposed in any commitment for any Refinancing or any draft documentation thereof) contains a provision (a "Anti-Reconversion Provision") prohibiting such reconversion or requiring the consent of the holder of such Mortgage Debt (or the proposed holder of such proposed Mortgage Debt) to such reconversion, then such reconversion shall be subject to the consent of the holder (or such proposed holder); and provided further that if the Conversion Event was the REIT or Reckson becoming Bankrupt, such reconversion shall be subject to the Rechler Family possessing, whether legally or in practical effect, the power to direct or cause the direction of the management and policy of the REIT (whether through the ownership of voting securities, by statute or according to the provisions of a contract) at the time of such reconversion. Notwithstanding anything herein contained to the contrary, if
(i) on any one occasion following a Conversion Event Reckson reconverts its partnership interest in the Partnership from a limited partnership interest to a general partnership interest and (ii) thereafter any single Conversion Event occurs, then (1) the Odyssey General Partner shall automatically become the sole Managing Partner, (2) the general partnership interest of Reckson in the Partnership shall be automatically converted to a limited partnership interest and (3) Reckson shall have no further right hereunder to again become a general partner of the Partnership. Reckson shall from time to time promptly inform the Odyssey General Partner if any Conversion Event has occurred and if so, the nature thereof. Upon request from time to time by the Odyssey General Partner, Reckson shall provide the Odyssey General Partner documentation and evidence reasonably satisfactory to the Odyssey General Partner that no Conversion Event has occurred, or if it has, the nature thereof. Notwithstanding anything herein contained to the contrary, following the automatic conversion of the general partnership interest of Reckson in the Partnership to a limited partnership interest pursuant to this
Section 10.7.1, the Odyssey General Partner shall have the right by notice given to Reckson (which notice may be given or withheld in the sole and absolute discretion of the Odyssey General Partner) to cause the partnership interest of Reckson in the Partnership to reconvert from a limited partnership interest to a general partnership interest, in which case Reckson and the Odyssey General Partner shall be co-Managing Partners of the Partnership.

          10.7.2    Co-Managing Partner Authority and Major Decisions.
                    -------------------------------------------------

          (a) Except as otherwise expressly provided in this Agreement, the provisions of this Section 10.7.2 shall control during any period when Reckson and the Odyssey General Partner are co-Managing Partners.

          (b) The Odyssey General Partner shall conduct (or cause to be conducted under its supervision) the day-to-day business and affairs of the Partnership subject to, and in accordance with, this Agreement. Notwithstanding anything contained in this Agreement to the contrary, in the event of a dispute between the co-Managing Partners (or the failure of the co-Managing Partners to agree) regarding the sale, transfer, financing or refinancing of the Project or the incurrence of third party Indebtedness of the Partnership or any of the Co-Managing Partner Consulting Decisions (as defined below), the decision of the Odyssey General Partner shall govern.

          (c) No act shall be taken, sum expended or obligation incurred by the Odyssey General Partner within the scope of the decisions expressly set forth below (collectively, the "Co-Managing Partner Consulting Decisions") unless the Odyssey General Partner first consults with all of the other General Partners. The Co-Managing Partner Consulting Decisions shall be:

               (i) any lease, license or occupancy agreement (or any modification, amendment, termination or surrender thereof) covering in excess of 5,000 rentable square feet in the Project;

               (ii) the granting or modification of any easement permitted under Article 4;

               (iii) any selection of a replacement Managing Agent or the determination of the terms of any replacement Management Agreement (except as otherwise specifically provided in Section 10.1); the employment of any third party broker (other than in connection with the multiple listing of the Project) by the Partnership or the Managing Agent;

               (iv) the approval of the standard -form of lease for the Project and any material modification or change to the standard form of lease for the Project made generally or in connection with any lease to a tenant, it being acknowledged that each Partner has heretofore been provided with a copy of the current standard form of lease;

               (v) any material modification, change or amendment to, or termination or cancellation of, any of the Key Documents (except in connection with a refinancing of Mortgage Debt which shall be governed by Section 10.6) or any of the other instruments or agreements which grant the Partnership any rights with respect to the Project or any portion thereof or which restrict the use thereof, or the approval of or consent to any material matter under any Key Document;

               (vi) in the event of a fire, other casualty or partial condemnation, determination of whether to construct or reconstruct the improvements located on the Project, where such construction or reconstruction (i) is not required under the terms of any Key Document affecting the damaged or condemned portion of the Project and (ii) will cost in excess of $100,000;

               (vii) in the event of a fire or other casualty, the right to adjust, settle and receive all insurance proceeds payable in connection with any such fire or other casualty loss in excess of $ 100,000;

               (viii) any material tax election (including, without limitation, the making of an election under Section 754 of the Code); the selection of accounting methods or the material variation of existing accounting methods;

               (ix) approval of, or modification or change to, the Budget or determination to make an expenditure which is not in the Budget except in the case of emergency which is of such a nature as to make it impractical to consult with the other General Partners prior to taking such action (such as fire or other casualty) because of time constraints imposed by such emergency, in which event the Odyssey General Partner shall be authorized to spend such amounts as shall be reasonably necessary to deal with such emergency without making such consultation;

               (x) subject to Section 21.26, determination of the types, amounts and carriers of insurance to be maintained in respect of the Project or any other assets of the Partnership and any other material insurance matters (provided that such carrier shall have a "Best" rating of not lower than A-VII);

               (xi) entering into any agreement or other arrangement with a Person which is an Affiliate of any Partner (except as provided in Section 10.3), or the modification, amendment or change of any such agreement or other arrangement;

               (xii) initiation or settlement of any claim (including claims made by or against tenants) by or against the Partnership for an amount in excess of $50,000;

               (xiii) termination of any lease or the bringing of any summary dispossess proceeding with respect to any Lease for space in excess of 10,000 rentable square feet;

               (xiv) any other action with respect to any matter which, pursuant to the express provisions of this Agreement, requires the approval, consent or agreement of all of the General Partners;

               (xv) determination of whether or not distributions should be made to the Partners, except as provided in Article 8 or Article 15;

               (xvi) determination of the maximum and minimum requirements for Cash Reserves or a reserve upon dissolution and liquidation of the Partnership;

               (xvii) approval of or consent to any matter which pursuant to the terms of the Management Agreement requires the approval or consent of the Partnership or any direction to the Managing Agent to perform any service for which the Managing Agent is entitled to or will charge additional fees;

               (xviii)   all environmental matters requiring remediation
     (except in case of an emergency which is of such a nature as to make it impractical to consult with the other General Partners prior to taking such action because of time constraints imposed by such emergency, in which event the Odyssey General Partner shall be authorized to spend such amounts as shall be reasonably necessary to deal with such emergency without making such consultation); or

               (xix) taking any action which would cause the Partnership to be Bankrupt.

          (d) If the General Partners do not agree with respect to any Co-Managing Partner Consulting Decision within 10 days after the Odyssey General Partner first consults with the other General Partners (or such earlier date in the case of emergency or other time constraints) the decision of the Odyssey General Partner shall govern and the Odyssey General Partner shall be entitled to take such action as it deems appropriate.

          10.7.3    Odyssey Conversion Events.  If any Odyssey Conversion
                    -------------------------
Event occurs, then the general partnership interest of the Odyssey General Partner in the Partnership shall be automatically converted to a limited partnership interest.

          10.7.4    Effectuation of Conversion.  In the event of any
                    --------------------------
conversion of the general partnership interest of Reckson or the Odyssey General Partner to a limited partnership interest pursuant to this Section 10.7, (a) if any filing, application, approval or consent is required in connection therewith, the Managing Partner shall promptly make such filing or application or obtain such approval or consent at the sole cost and expense of the party whose general partnership interest was converted to a limited partnership interest, (b) Reckson or the Odyssey General Partner, as the case may be, shall execute, acknowledge and deliver any partnership certificates, fictitious name certificates and all other instruments of whatever nature that are called for or required by the applicable statutes, rules or regulations of the State of Delaware, including, without limitation, the Partnership Act, to effect such conversion and (c) Reckson and the Odyssey General Partner each hereby irrevocably appoint the Managing Partner, as its agent and attorney-in-fact, irrevocably and coupled with an interest and with power of substitution, to execute all filings, applications, documents and instruments necessary or desirable to effect the provisions of this Section 10.7.

          10.7.5    Further Assurances.  Each Partner agrees that it shall
                    ------------------
be reasonable and cooperate with the Managing Partner, including, without limitation, executing any documents which may be reasonably required, in order to effectuate the provisions of this Section 10.7.

     10.8.     Managing Partner Duty.  Consistent with their fiduciary and
               ---------------------
other obligations as Managing Partner (if applicable) and as a General Partner, neither General Partner shall (nor, in the case of Reckson, permit the REIT to) enter into any agreement which would limit the rights or powers of the General Partner(s) to operate the Project or the Partnership or impose any restraints on the discretion or decision making authority of the Managing Partner(s) or the General Partner(s).

                                  ARTICLE 11

                           PRE-EXISTING OBLIGATIONS

     11.1.     No Capital Contribution.  Except as expressly provided in
               -----------------------
this Agreement, the Reckson Entities shall not receive any credit to their Capital Account for any debts, liabilities or obligations incurred by any of the Reckson Entities on behalf of the Project or the Partnership prior to December 21, 1993 or for any payments made with respect to any of the matters covered by the indemnification contained in Section 11.1 of the Existing Partnership Agreement.

                                  ARTICLE 12

                      TRANSFER OF PARTNERSHIP INTERESTS

     12.1.     Prohibited Transfers.  Except in accordance with, and as
               --------------------
permitted by Sections 12.2, 12.4, 13.3(e), 13.4 and 14.3, a Partner may not sell, assign, transfer, mortgage, pledge, hypothecate or otherwise encumber all or any part of its interest in the Partnership (including, without limitation, the right to receive any distributions or other income in respect of any such partnership interest) and any attempt to do so shall be null and void. Any of the following, whether accomplished directly or indirectly, by contract, operation of law, voluntarily or involuntarily, shall be deemed a transfer for purposes hereof:

          (a) any sale, assignment or other transfer, mortgage, hypothecation or other encumbrance of (i) any of the partnership interests of any Partner that is a partnership, (ii) any of the stock of any Partner that is a corporation or (iii) any of the legal or beneficial interests in any Partner that is a trust or other entity;

          (b) the admission of any additional partners to any Partner which is a partnership, or the issuance of additional stock in any Partner which is a corporation, or the issuance of any beneficial interests in any Partner that is a trust or other entity; and

          (c) the occurrence of any of the transactions described in paragraphs (a) or (b) above with respect to any partnership, corporation, trust or other entity which is itself a partner of a Partner; or any other transaction, howsoever effected, which changes the ultimate beneficial ownership of a Partner from that existing on the date hereof.

Notwithstanding the preceding clauses (a), (b) and (c), nothing contained in this Section 12.1 shall be deemed to prohibit (A) sales, assignments, transfers, hypothecations and encumbrances of (x) the partnership interests of the partners of Reckson Operating Partnership, L.P. or any successor thereof permitted under clause (x) of the definition of "Permitted Transferee" (but specifically excluding any successor permitted under clause
(y) of the definition of "Permitted Transferee") or Odyssey (or of the direct or indirect ownership interests therein) or (y) the stock of Odyli by the holders thereof (or of the direct or indirect ownership interests therein) or
(B) the sale or issuance of stock in the REIT or the admission of limited partners in Reckson, provided that the foregoing shall not affect the provisions of any other Section of this Agreement.

     12.2.     Permitted Transfers.
               -------------------

          (a) Notwithstanding the provisions of Section 12.1 hereof, a Partner (the "Transferor") shall have the right, without the consent of the other Partners, to sell, assign or transfer all or some of its Partnership interests to any Permitted Transferee of such Partner (the "Transferee"). A Transferee who acquires one or more Partnership interests but who is not admitted as a substituted Partner pursuant to Section 12.2(b) hereof shall be entitled only to allocations and distributions with respect to such interests in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a General Partner or a Limited Partner under the Partnership Act or this Agreement.

          (b) Subject to the other provisions of this Article 12, a Transferee may be admitted to the Partnership as a substituted Partner only upon satisfaction of the following conditions:

               (i) The Transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such Transferee as a Partner in the Partnership and such Transferee's agreement to be bound by the terms and conditions hereof; and

               (ii) The Transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the Transferee as a Partner with respect to the transferred interests.

          (c) Upon satisfaction of the terms and conditions of Section 12.2(b), a Transferee shall be admitted to the Partnership as a Partner effective immediately prior to the effective date of the transfer, and, immediately following such admission, if the Transferor has transferred its entire interest in the Partnership, the Transferor shall cease to be a partner of the Partnership. In such event, the Partnership shall not dissolve if the business of the Partnership is continued without dissolution in accordance with Articles 13 and 15 hereof.

     12.3.     Conditions Applicable to All Transfers.
               --------------------------------------

          12.3.1 (a) (i) Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 12.3.1(a)(iii) below), any sale, assignment or transfer, whether direct or indirect, of any interest in the Partnership, or of any ownership interest in any Partner, shall be made in full compliance with (x) all applicable Legal Requirements and (y) the material contracts, deeds of trust, mortgages, certificates, easement agreements, insurance policies, service agreements and any other agreements affecting the Project, so that the operation of the Project can continue without interruption and without violation of any applicable law or any of such instruments. In the event that any filing, application, approval or consent is required in connection with any such sale, assignment or transfer, the "Responsible Partner" (as hereinafter defined) shall promptly make such filing or application or obtain such approval or consent, at its sole expense, and shall reimburse the other Partner for any costs or expenses (including attorneys' fees) incurred by such Partner in connection with any filing, application, approval or consent.

          (ii) The "Responsible Partner" shall be (w) in the case of a transfer under Section 12.2 the transferring Partner, (x) in the case of a transfer under Section 12.4, Reckson, (y) in the case of a transfer under
Section 13.3 or 13.4, the Withdrawn Partner and (z) in the case of a transfer under Section 14.2, the Defaulting Partner. In the event the Responsible Partner shall fail to comply with its obligations under Section 12.3.1(a)(i) above, the other Partner, upon ten (10) business days' prior written notice to the Responsible Partner may do so at the sole cost and expense of the Responsible Partner and adjourn the closing for such periods of time as are necessary, and all amounts so incurred by the other Partner, including accounting, attorneys and other professional fees, shall be payable by the Responsible Partner within ten (10) days after demand.

          (iii) Notwithstanding anything herein contained to the contrary, in the case of a transfer under Sections 12.4, 13.3, 13.4 or 14.2, if the Responsible Partner shall fail to comply with its obligations under
Section 12.3.1(a)(i) above, then (x) the other Partner shall have the option to require that the Responsible Partner close on such transfer even if (1) any required filing or application has not been made or (2) any required consent or approval has not been obtained and (y) the Responsible Partner shall indemnify the other Partner against any loss, liability or damage suffered or incurred by the other Partner as a result of the Responsible Partner's failure to comply with its obligations under Section 12.3.1(a)(i) above.

          (b) Notwithstanding anything to the contrary contained in this Agreement, each Partner and each transferee of all or any part of an interest in the Partnership and each Person which is the general partner of the owner of any interest in the Partnership, (x) shall at all times maintain an office or agency for the service of process in the United States of America, which shall also be its address for delivery of notices under Article 16 and (y) shall be a "United States person" as defined in Section 7701(a)(30) of the Code.

     12.3.2 Notwithstanding anything to the contrary contained in this Agreement, no change in ownership of the interest of any Partner (excluding, for purposes hereof, a transfer described in paragraphs (a), (b) or (c) of
Section 12.1 with respect to direct or indirect ownership of any Partner) shall be binding upon the other Partner unless and until (a) true copies of the instruments of transfer executed and delivered pursuant to or in connection with such transfer shall have been delivered to such other Partner, (b) the Transferee shall have delivered to such other Partner an executed and acknowledged assumption agreement pursuant to which the Transferee assumes all the obligations of the Transferor from and after the date of such transfer under, and agrees to be bound by all the provisions of, this Agreement, and (c) the Transferee shall have executed, acknowledged and delivered any instruments required under the Partnership Act to effect such transfer and its admission to the Partnership. Upon the execution and delivery of such assumption agreement, the Transferor shall have no further obligation hereunder thereafter accruing except that (x) the Transferor shall remain primarily liable for all accrued obligations (as of the date of transfer) of the Transferor under this Agreement and (y) if the Transferor is Reckson, Reckson shall remain primarily liable for its obligations under
Section 12.4, in each case, notwithstanding any transfer pursuant to this
Article 12. In connection with any transfer of an interest in the Partnership permitted under this Article 12, each Partner hereby consents to the withdrawal of the Transferor Partner as a Partner and the admission of the Transferee Partner as a Partner with the rights of the Transferor Partner hereunder, including, without limitation, rights with respect to management and distributions.

          12.3.3 If, notwithstanding the provisions of Section 12.1, any party or entity acquires all or any part of the interest of a Partner in the Partnership or an ownership interest in a Partner in violation of this
Article 12 by operation of law or judicial proceeding, the holder(s) of the affected interest shall have no right to take action under this Agreement, and the Partner whose interest was affected shall be deemed to be in default under Article 14.

          12.3.4 Notwithstanding anything to the contrary herein contained, a Partner shall not be obligated to cooperate with the selling Partner under Section 12.2 if such cooperation would result in such Partner incurring liability or expense for any item not contemplated by the provisions thereof, it being agreed, however, that in any event such Partner shall bear the cost of its legal expenses.

          12.3.5 Notwithstanding anything to the contrary herein contained, no Partner shall be entitled to consummate a transfer of all or any part of its Partnership interest if the same would result in the Partnership being characterized as an "association" pursuant to Reg. 301.7701-2 of the Code. Prior to the consummation of any such transfer, such Partner shall deliver to the other Partners a legal opinion, in form and delivered by counsel reasonably satisfactory to such other Partners stating that such transfer shall not result in the Partnership being so characterized or in a termination of the Partnership within the meaning of Section 708 of the Code.

     12.4.     Call and Put Rights.
               -------------------

          12.4.1 (a) The Odyssey Entities hereby grant to Reckson the right (the "Reckson Call Right") to elect to purchase all (but not less than all) their interest in the Partnership at the time and on the terms and conditions set forth in this Section 12.4.

          At least one year (but not more than two years) prior to the end of the "Lockout Period" (as hereinafter defined), as it may be extended, Reckson shall give the Odyssey Entities a notice (the "Reckson Call Notice") stating whether or not Reckson has elected to exercise the Reckson Call Right. The failure of Reckson to timely give the Reckson Call Notice shall be deemed an election by Reckson not to exercise the Reckson Call Right.

     The "Lockout Period" shall be the period commencing on the date of this Agreement and ending on the tenth anniversary thereof; provided, however, that Reckson may elect to extend the Lockout Period until the fifteenth anniversary of the date of this Agreement by giving notice of such election (a "Deferral Election") on or before the ninth anniversary of the date of this Agreement; and provided, further, however, that (i) no Deferral Election may be made if a Reckson Call Notice has been previously given and (ii) if the Pledge Loan is still outstanding on the date of any Deferral Election, such Deferral Election shall not be effective unless it is accompanied by a notice from the Pledge Lender unconditionally extending the term of the Pledge Loan to be co-terminous with the extended Lockout Period.

          (b) If Reckson fails to timely exercise the Reckson Call Right, the Odyssey Entities shall have the right (the "Odyssey Put Right") to require Reckson (or its designee) to purchase all the Partnership Interests of the Odyssey Entities at the time and on the terms and conditions set forth in this Section 12.4. The Odyssey Put Right shall be exercised no later than 180 days prior to the end of the Lockout Period by notice given by the Odyssey Entities to Reckson (the "Odyssey Put Notice"). The failure of the Odyssey Entities to timely give the Odyssey Put Notice shall be deemed an election by the Odyssey Entities not to exercise the Odyssey Put Right.

          (c) Each of the Reckson Call Notice and the Odyssey Put Notice shall constitute a binding agreement of purchase and sale between the Odyssey Entities and Reckson with respect to the Partnership interests of the Odyssey Entities (collectively, the "Odyssey Partnership Interest"). The price to be paid for the Odyssey Partnership Interest (the "Odyssey Partnership Interest Payment Amount") will be the fair market value of the Odyssey Partnership Interest computed in accordance with Section 12.4.2.

     12.4.2 The fair market value of the Odyssey Partnership Interest shall be the amount that would have been distributed to the Odyssey Entities under Section 8.2 if (a) the Project were sold for 90% of its appraised fair market value as determined in accordance with Section 12.4.3 (reflecting the fact that the Odyssey Entities have only a minority interest in the Partnership with limited approval rights) as of a date (the "Appraisal Date") specified in the Reckson Call Notice or Odyssey Put Notice, as the case may be (which date shall be not more than 60 days prior to the giving of such notice), subject to deduction therefrom of the actual out-of-pocket costs paid by Reckson in connection with the purchase by Reckson of the Odyssey Partnership Interest in accordance with this Section 12.4 and (b) the Partnership was immediately thereafter liquidated in accordance with Article 15.

          12.4.3 Accompanying either the Reckson Call Notice or the Odyssey Put Notice (each, an "Exercise Notice") will be a fair market value appraisal, as of the Appraisal Date, of the Project commissioned by the party sending the Exercise Notice ("Sender") (the "Sender's Appraisal"). The Sender's Appraisal must be prepared by an independent MAI designated appraiser having at least ten (10) years' experience in appraising Class A Office Buildings in New York City and Nassau County (an "Appraiser") and shall set forth the Appraiser's opinion of the fair market value of the Project valued free and clear of the Mortgage Debt and other Indebtedness of the Partnership. The recipient of the Exercise Notice ("Recipient") may accept the Sender's Appraisal or may deliver to the Sender, within thirty
(30) days after receipt of the Sender's Appraisal, a fair market value appraisal, as of the Appraisal Date, of the Project (the "Recipient's Appraisal") also prepared by an Appraiser and shall set forth such Appraiser's opinion of the fair market value of the Project valued free and clear of the Mortgage Debt and other Indebtedness of the Partnership. The failure of the Recipient to timely deliver the Recipient's Appraisal or to state its determination of the fair market value shall conclusively constitute its agreement with the fair market value stated in the Sender's Appraisal. In the event the fair market value as determined by the Appraisal prepared for the Odyssey Entities is 106% or more of the fair market value as stated in the Appraisal prepared for Reckson (herein, a "Material Difference"), either the Odyssey General Partner or Reckson may, within five
(5) days of delivery of the Recipient's Appraisal, request that a third Appraiser (who has not been employed by either the Odyssey Entities or Reckson or any of their Affiliates within the preceding three (3) years) be retained to render a fair market value appraisal (the "Independent Appraisal"), as of the Appraisal Date, of the Project and shall set forth such Appraiser's opinion of the fair market value of the Project valued free and clear of the Mortgage Debt and other Indebtedness of the Partnership, but shall not be greater than the fair market value as set forth in the Appraisal prepared at the request of Odyssey or less than the fair market value set forth in the Appraisal prepared at the request of Reckson. The Independent Appraisal shall be delivered to the Odyssey General Partner and Reckson within thirty (30) days after the appointment of such third Appraiser. In the event the Odyssey General Partner and Reckson cannot agree within five
(5) days on an Appraiser to render the Independent Appraisal, either party shall have the right to apply to the American Arbitration Association to appoint such Appraiser. After receipt of the Independent Appraisal, the fair market value shall be determined by averaging the respective fair market values of the two appraisals that are closest in value to each other. In the event there is no Material Difference between the Appraisal prepared for the Odyssey Entities and the Appraisal prepared for Reckson or neither the Odyssey Entities nor Reckson elects to seek the Independent Appraisal, the fair market value of the Project shall be the average of the Sender's Appraisal and the Recipient's Appraisal.

          12.4.4 The closing of the purchase shall be on the last day of the Lockout Period (the "Closing Date") (subject to adjournment (i) as provided in Section 12.3 and Section 12.4.5(h) below and (ii) if, for any reason, the Odyssey Partnership Interest Payment Amount has not yet been finally determined by the last day of the Lockout Period, then on a date designated by the Odyssey Entities within 10 days after such final determination)) and at a place in New York, New York designated by the Managing Partner. Notwithstanding anything herein contained to the contrary, if on the last day of the Lockout Period the Odyssey Partnership Interest Payment Amount has not yet been fully determined, then the Odyssey Entities may elect (the "Odyssey Acceleration Election"), in their sole and absolute discretion, to have the Closing Date occur (and cause Reckson to close on the purchase of, and pay for, the Odyssey Partnership Interest) on any date on or after the last day of the Lockout Period and prior to such final determination, in which case, for purposes of such closing only, the Odyssey Partnership Interest Payment Amount shall be calculated based on the Reckson Appraisal and there shall be a subsequent adjustment of the Odyssey Partnership Interest Payment Amount promptly following such final determination. If Odyssey makes the Odyssey Acceleration Election, then, as security for the payment of any balance due the Odyssey Entities on account of the Odyssey Partnership Interest Payment Amount, at the closing Reckson shall execute and deliver a separate security agreement, UCC financing statements and such other documents as are reasonably requested by the Odyssey General Partner pursuant to which Reckson shall assign and grant to the Odyssey Entities a first priority lien upon, and a security interest in, Reckson's Partnership interest (including, without limitation, the interests in the Partnership transferred to Reckson by the Odyssey Entities) and all amounts, payments and proceeds becoming distributable or payable to Reckson by the Partnership, as collateral security for the payment of such balance. Such security agreement shall contain the same substantive provisions (appropriately modified) as are set forth in Section 14.3 of the Existing Partnership Agreement and shall otherwise be in form reasonably satisfactory to the Odyssey Entities.

          12.4.5    At the closing:

               (a) the Odyssey Entities shall deliver to Reckson (or its designee) a duly executed and acknowledged instrument of assignment transferring the interests of the Odyssey Entities to Reckson (or its designee) free and clear of all liens and encumbrances (other than that created pursuant to Section 14.3 or pursuant to the Pledge Agreement), which instrument shall contain surviving representations concerning due organization and authority of the Odyssey Entities and the absence of liens and encumbrances and shall contain a provision indemnifying and holding Reckson harmless from any loss, liability, cost or expense (including reasonable attorneys' fees) it may incur by reason of any breach of such representation;

               (b) subject to Section 21.22, the Odyssey Entities shall pay all transfer, stamp or similar taxes due in connection with the conveyance of its 40% Partnership interest;

               (c) Reckson shall pay the Odyssey Partnership Interest Payment Amount to the Odyssey Entities in immediately available funds. In addition, Reckson shall deliver to the Odyssey Entities a duly executed agreement (which shall survive the closing under this Section 12.4.4) indemnifying the Odyssey Entities against (i) claims based upon events arising from or in connection with the Partnership or the Project from and after the closing date and (ii) any Partnership liabilities for which the Odyssey Entities are liable on a recourse basis;

               (d) the Partnership Accountants shall close the books of the Partnership as of the Closing Date, and all items of Partnership income and expense shall be apportioned between the Odyssey Entities and Reckson in proportion to their respective shares of Net Ordinary Cash Flow for the current calendar period, as of 11:59 p.m. of the day preceding the Closing Date in accordance with the customs and practices usual in Nassau County, New York in transactions involving property comparable to the Project;

               (e) to the extent not otherwise distributed to the Odyssey Entities as part of the Odyssey Partnership Interest Payment Amount, Net Ordinary Cash Flow and Net Extraordinary Cash Flow up to the Closing Date, taking into account clause (d) above, shall be distributed in accordance with the provisions of Article 8, which provisions shall survive the closing pursuant hereto for purposes of making or correcting any customary closing adjustments;

               (f) there shall be distributed to the Odyssey Entities their Percentage Interests of Cash Reserves (to the extent not otherwise distributed to the Odyssey Entities as part of the Odyssey Partnership Interest Payment Amount) and Odyssey's Share of the TI Reserve;

               (g) to the extent not otherwise taken into account in determining the Odyssey Partnership Interest Payment Amount, the Odyssey Partnership Interest Payment Amount shall be decreased by any amounts of Net Extraordinary Cash Flow distributed to the Odyssey Entities pursuant to Article 8 during the period between the Appraisal Date and the Closing Date;

               (h) the Odyssey Entities shall discharge of record all liens and encumbrances affecting their interests in the Partnership (other than liens in favor of the holder of any Mortgage Debt and any lien created under Section 14.3 or pursuant to the Pledge Agreement), and if they fail to do so, Reckson may use any portion of the Odyssey Partnership Interest Payment Amount to pay and discharge any such liens and/or encumbrances and any related expenses and adjourn the closing for such period as may be necessary for such purpose; and

               (i) the Partners shall execute all amendments to fictitious name, limited partnership or similar certificates necessary to effect the withdrawal of the Odyssey Entities from the Partnership and, if applicable, the termination of the Partnership.

     The Odyssey Entities acknowledge and agree that pursuant to the Pledge Agreement they have agreed that if the Pledge Loan is then outstanding, on the Closing Date any amounts payable to them under this Section 12.4 (including, without limitation, any amounts payable to the Odyssey Entities on the Closing Date if the Odyssey Entities make the Odyssey Acceleration Election and any amounts payable to the Odyssey Entities after such Closing Date upon the final determination of the Odyssey Partnership Interest Payment Amount) shall be applied first to pay any amounts outstanding under the Pledge Loan and the balance, if any, shall be paid over to or at the direction of the Odyssey Entities. Without limiting the provisions of
Section 19 of the Pledge Agreement and Section 11 of the Note, in no event will the Odyssey Entities have any liability if the amounts payable to them under this Agreement, including, without limitation, Section 12.4, are insufficient to repay the amounts outstanding under the Pledge Loan.

          12.4.6 If Reckson fails to close on the purchase of the Odyssey Entities' Partnership interests and/or pay the Odyssey Partnership Interest Payment Amount (a "Reckson Default"), then, in addition to all rights at law or in equity that the Odyssey Entities may have (including, without limitation, the right to bring actions seeking specific performance and/or damages), but subject to Section 21.24.1(g), at the Odyssey Entities' election, either (a) the Odyssey Entities shall have the right to purchase Reckson's then Percentage Interest in the Partnership at a price equal to the amount that would have been distributed to Reckson under Section 8.2 if (x) the Project were sold for its appraised fair market value (determined in accordance with Section 12.4.3) as of the Appraisal Date after making a deduction for all Sale Transaction Costs that would have been incurred in connection with such sale (in which case such closing shall occur in the manner described in Section 12.4.5 mutatis mutandis) and (y) the Partnership was immediately thereafter liquidated in accordance with Article 15, or (b) the Odyssey General Partner shall be entitled to sell the Project on behalf of the Partnership without the consent of Reckson. If the Odyssey General Partner so sells the Project, then, notwithstanding anything herein contained to the contrary, after payment of all third-party Indebtedness and third-party obligations of the Partnership and all Sale Transaction Costs, the Special Odyssey Partnership Interest Payment Amount (as defined below) shall be paid to the Odyssey Entities from the proceeds of such sale (even if such proceeds are less than the appraised fair market value of the Project determined in accordance with the procedures in Section 12.4.3 above) before any proceeds therefrom are paid to Reckson whether on account of Capital Loans made by Reckson to the Partnership, distributions that would otherwise be made to Reckson or otherwise (collectively, the "Reckson Claims") and the Odyssey Entities shall have no liability whatsoever to Reckson if the proceeds of such sale are not sufficient to pay all or any portion of the Reckson Claims. "Special Odyssey Partnership Interest Payment Amount"
 ---------------------------------------------------
means the fair market value of the Odyssey Partnership Interest calculated in accordance with Section 12.4.2; provided, that clause (a) of Section 12.4.2 shall be deemed amended so that the fair market value of the Odyssey Partnership Interest shall be calculated as if the Project were sold for 100% of its appraised fair market value as determined in accordance with Section 12.4.3.

          12.4.7 As provided in the Pledge Note, if for any reason (other than default by the Odyssey Entities in closing the sale of their Partnership interests hereunder) the Closing Date occurs after the end of the Lockout Period, the maturity date of the Pledge Loan will automatically be deemed extended until such Closing Date with interest payable at the same non-default rate as was in effect at the Lockout Period; provided, however, in the event of a Reckson Default the maturity of the Pledge Loan shall be extended until the earlier of (a) the date the Project is sold under clause
(b) of Section 12.4.6 or (b) five (5) years after the end of the Lockout
Period.

          12.4.8 If the Odyssey Entities default in closing the sale of the Odyssey Partnership Interest following the exercise of the Odyssey Put Right, then as Reckson's sole remedy therefor, the Odyssey Entities shall have no further rights under this Section 12.4 to exercise the Odyssey Put Right. If the Odyssey Entities default in closing the sale of the Odyssey Partnership Interest following the exercise of the Reckson Call Right, then
(i) the Odyssey Entities shall have no further rights under this Section 12.4 to exercise the Odyssey Put Right and (ii) the same shall constitute an Event of Default by the Odyssey Entities and Reckson shall have the right to pursue its remedies under Section 14.2.

          12.4.9 Each Partner agrees that it shall be reasonable and cooperate with the other Partner, including, without limitation, executing any documents which may be reasonably required, in order to consummate the transactions contemplated by this Section 12.4.

     12.5.     Purchase of Partnership Interests.
               ---------------------------------

     Any purchase by a Partner of another Partner's interest in the Partnership pursuant to Section 12.4 shall be deemed to include the purchase of all of such other Partner's Extraordinary Capital Loans, Capital Loans, Additional Contributions, Priority Contributions and all related interest thereon and accruals thereof, if any.

                                  ARTICLE 13

                           WITHDRAWAL OF A PARTNER

     13.1.     No Withdrawal.  No Partner shall withdraw or retire from
               -------------
the Partnership without the prior consent of the other Partners, except in connection with a transfer of its entire Partnership interest in accordance with Article 12 or Article 14.

     13.2.     Termination of a Partner.  If any of the following events
               ------------------------
shall occur with respect to a Partner (each, an "Event of Withdrawal") such General Partner shall be deemed a "Withdrawn Partner":

          (a)  if it becomes Bankrupt;

          (b) if he is a natural person, upon his death, or adjudicated incompetence;

          (c) if it is a corporation, upon the filing of a certificate of dissolution or its equivalent for such corporation, or the revocation of its charter or certificate of incorporation and the expiration of ninety
     (90) days after the date of notice to the corporation of revocation without reinstatement of its charter;

          (d) if it is a partnership, upon the dissolution and commencement of winding up of such partnership, or the occurrence of any of the events described in paragraphs (a), (b) and (c) above with respect to the last general partner of such partnership; or

          (e) if it withdraws or retires from the Partnership in contravention of Article 12 or Section 13.1.

     No Partner shall voluntarily take any action (or omit to take any action) which would cause any of the events described in paragraphs (a), (c),
(d) or (e) to occur with respect to it. Anything to the contrary contained herein notwithstanding, the provisions of this Section 13.2 shall not apply to Odyssey and in no event shall Odyssey be deemed to be a Withdrawn Partner

     13.3.     Effect of General Partner Becoming a Withdrawn Partner.  If
               ------------------------------------------------------
a General Partner becomes a Withdrawn Partner, the following shall apply:

          (a) the business of the Partnership may, at the option of the other General Partner, be continued as a limited partnership without dissolution;

          (b) at the option of the other General Partner to be exercised within ninety (90) days after the occurrence of the Event of Withdrawal
     (i) the estate, legal representatives or successors of the General Partner who retired, withdrew or with respect to whom the Event of Withdrawal occurred shall be admitted as a successor General Partner, except that such successor General Partner shall have no right to participate in Partnership decisions or management, or (ii) the interest of the Withdrawn Partner shall be converted to a limited partnership interest, and the estate, legal representative or successor of the Withdrawn Partner shall be admitted as a Limited Partner hereunder (it being agreed that if the other General Partner fails to timely exercise such option, then the other General Partner shall be deemed to have opted for the preceding clause (ii));

          (c) for a period of one hundred eighty (180) days after the other General Partner obtains notice that a General Partner has become a Withdrawn Partner (which 180-day period shall be extended if any stay or injunction is in effect during such period for a number of days equal to the number of days that any such stay or injunction is in effect), the Partnership interest of such Withdrawn Partner and the Partnership interest of any Limited Partner that is an Affiliate of such Withdrawn Partner may be purchased by the other General Partner or its Affiliates in accordance with the procedures set forth in Section 13.3(e), except if the Event of Withdrawal is an event described in Section 13.2(b), or in Section 13.2(b) insofar as it relates to Section 13.2(d), the purchase price to be paid thereunder shall be paid in cash, certified check or immediately available funds, and accordingly there shall be no promissory note;

          (d) from and after the date on which such General Partner becomes a Withdrawn Partner, the interest of such Withdrawn Partner shall be converted to a limited partnership interest and such Withdrawn Partner shall be a Limited Partner hereunder;

          (e) a General Partner which is not a Withdrawn Partner or its Affiliates (a "Non-Withdrawn Partner") may purchase the interest in the Partnership of a General Partner that has become a Withdrawn Partner in accordance with the following:

          (i) The Non-Withdrawn Partner shall send a notice ("Purchase Notice") to the Withdrawn Partner stating its election to purchase the Withdrawn Partner's interest in the Partnership pursuant to this paragraph (e) and its determination of the fair market value of the Partnership assets, free and clear of all Partnership liabilities and other encumbrances. Such notice shall constitute a binding agreement of purchase and sale between the Partners, subject to the cancellation rights of the Non-Withdrawn Partner set forth below. The Withdrawn Partner shall send a notice ("Purchase Response Notice") to the Non-Withdrawn Partner within ten (10) business days of receipt of the Purchase Notice stating that it agrees with the fair market value of the Partnership stated in the Purchase Notice or, if it does not, its determination of the fair market value of such Partnership assets. The failure of the Withdrawn Partner to timely send a Purchase Response Notice or to state its determination of the fair market value of the Partnership assets shall conclusively constitute its agreement with the fair market value stated in the Purchase Notice. If in its Purchase Response Notice the Withdrawn Partner disagrees with the fair market value specified in the Purchase Notice and sets forth a different fair market value, such fair market value shall be determined by arbitration before a single arbitrator (who has not been employed by any Partner or any of its Affiliates within the preceding three (3) years) held in New York, New York in accordance with the rules of the American Arbitration Association for commercial arbitration, subject, however, to the following: (1) the arbitrator shall be an Appraiser; and (2) the arbitrator shall fix as the fair market value of the Partnership assets either the fair market value of the Partnership assets as specified by the Non-Withdrawn Partner in its Purchase Notice, or as specified by the Withdrawn Partner in its Purchase Response Notice, depending on which is closer to the fair market value of the assets of the Partnership as determined by the arbitrator. The decision of the arbitrator shall be conclusive and judgment may be had thereon in any court of competent jurisdiction; provided, however, that if the arbitrator selects the fair market value as specified by the Withdrawn Partner, the Non-Withdrawn Partner may, within thirty (30) days after receipt of the arbitrator's decision, cancel its election to purchase the Partnership interest of the Withdrawn Partner.

          (ii) The purchase price (the "Purchase Price") of the Withdrawn Partner's interest shall be an amount equal to the amount which would have been distributed to such Withdrawn Partner under Article 15 if the Project were sold for its fair market value, as determined in accordance with clause (i) above (after paying all Partnership liabilities and the costs that would have been incurred in connection with any such sale, including, without limitation, broker's commissions, gains and transfer taxes and other customary closing costs as conclusively determined by the Partnership Accountants), and less deductions for any damages or costs to the Partnership or the Non-Withdrawn Partner resulting from the Event of Withdrawal, including all costs to the Non-Withdrawn Partner in connection with the purchase (including reasonable attorneys' fees) together with interest thereon at the Default Rate on such amounts, costs or damages from the date incurred until the date paid. Such amounts, costs, damages and interest shall first be deducted from the cash portion of the Purchase Price and then from the principal amount of the promissory note delivered in connection with the purchase of the Withdrawn Partner's interest (as described in clause (iii) below). Notwithstanding the foregoing, if the Withdrawn Partner is the Odyssey General Partner or the Odyssey Successor, then the Purchase Price of such Withdrawn Partner's interest shall be an amount equal to the amount which would have been distributed to such Withdrawn Partner if the Project were sold for 90% of its fair market value as determined in accordance with clause (i) above (subject to the payment of Partnership liabilities and such costs as provided above in this clause (ii) and the deduction of such amounts, costs, damages and interest as provided above in this clause (ii)).

          (iii) On a closing date, which date shall be not later than one hundred eighty (180) days after delivery of the Purchase Notice (which 180-day period shall be extended if any stay or injunction is in effect during such period for a number of days equal to the number of days that any such stay or injunction is in effect), and at a place specified by the Non-Withdrawn Partner upon not less than ten (10) business days' notice to the Withdrawn Partner, the Withdrawn Partner shall sell, and the Non-Withdrawn Partner shall purchase, all of the Withdrawn Partner's interest in the Partnership in the manner described in Section 12.4.5, except that the Non-Withdrawn Partner shall, subject to Section 13.3(c), pay the Purchase Price by delivering not less than twenty-five percent (25%) of the Purchase Price, less the deductions provided for in clause
     (ii) above, in cash, certified check, or immediately available funds, and an unsecured promissory note for the balance, such promissory note to bear interest at the Base Rate as published from time to time during the term of said note, payable quarterly in arrears, and to have a term of ten (10) years at the end of which the outstanding principal balance, and all accrued and unpaid interest due thereon, will become due and payable. Such promissory note shall provide that it may be prepaid at any time, in whole or in part, without penalty or premium.

          (iv) In the event the Non-Withdrawn Partner shall elect to purchase the Withdrawn Partner's interest pursuant to this Section 13.3(e), then the Non-Withdrawn Partner shall be entitled to deduct from the Purchase Price the amount of all actual damages incurred by the Non-Withdrawn Partner as a result of the Event of Withdrawal. The deductions shall first be applied in reduction of the cash portion of the Purchase Price and then from the principal amount of the promissory note delivered in connection with the purchase of the Withdrawn Partner's interest (as described in clause (iii) above).

     13.4.     Effect of Limited Partner Becoming a Withdrawn Partner.  A
               ------------------------------------------------------
Limited Partner's becoming a Withdrawn Partner shall not, in and of itself, cause, the Partnership to be dissolved or terminated. If an Event of Withdrawal occurred with respect to such Limited Partner, the estate, legal representative or successor of such Limited Partner shall be entitled to be admitted as a successor Limited Partner in the Partnership subject to compliance with the provisions of this Agreement, including, without limitation, Section 12.3. However, whether or not such estate, legal representative or successor is so admitted, for a period of one hundred eighty (180) days after the General Partners obtain notice that a Limited Partner has become a Withdrawn Partner (which 180-day period shall be extended if any stay or injunction is in effect during such period for a number of days equal to the number of days that any such stay or injunction is in effect), the Partnership interest of such Withdrawn Partner may be purchased by the General Partner (or its designee) that is not an Affiliate of such Withdrawn Partner in accordance with the procedures set forth in
Section 13.3(e), except, if the Event of Withdrawal is by reason of bankruptcy, death or incompetency, the purchase price shall be paid in cash, certified check or immediately available funds, and accordingly there shall be no promissory note.

                                  ARTICLE 14

                                   DEFAULT

     14.1.     Events of Default.  Each of the following events shall
               -----------------
constitute an "Event of Default" hereunder:

          (a) if any Partner fails to make any contribution, loan or payment which it is required to make under this Agreement within ten (10) business days after notice from another Partner that such Partner failed to make such contribution or payment on the due date therefor; or

          (b) if any Partner defaults in the observance or performance of any term, covenant or condition of this Agreement, other than a default in making a contribution or payment or a default in the performance of its obligations under Article 12 and such default continues for thirty
     (30) days after such Partner receives notice thereof from another Partner (or, if such default cannot reasonably be cured within such 30-day period by virtue of the nature of such default, such Partner does not commence to cure such default within such period and thereafter diligently prosecute such cure to completion); or

          (c) if any Partner defaults in the observance or performance of its obligations under Section 12.1 or 12.2; or

          (d) if any Partner withdraws or retires from the Partnership in contravention of Section 13.1 (provided, that in no event shall Odyssey be deemed to be a Defaulting Partner by reason of the foregoing) or voluntarily takes any action (or omits to take any action) which causes any of the events described in paragraph (a), (c) or (d) of Section 13.2 to occur with respect to it; or

          (e) if in the case of Reckson, any of the representations and warranties of Reckson Entities contained in Section 17.1 hereof or, in the case of the Odyssey Entities, any of the representations and warranties of the Odyssey Entities contained in Section 17.2 hereof, shall not be true and complete in all material respects; or

          (f) with respect to Reckson so long as an Affiliate of Reckson is the Managing Agent, if the Managing Agent shall be in default under the Management Agreement and (i) except as set forth in subparagraph (ii), such default shall be of such a nature so as to constitute (v) willful malfeasance, (w) fraud, (x) embezzlement, (y) theft, and/or (z) a criminal violation of the laws of the State of New York by the Managing Agent, or any of its partners, principals, agents or employees, and if the monies and/or other property which is the subject of such willful malfeasance, fraud, embezzlement, theft or other criminal violation shall not be repaid and/or returned to the Partnership or the Partners, as the case may be, within five (5) business days following notice thereof to Reckson or (ii) such default shall be of the nature described in subparagraph (i) above and such default was actually committed by the president or an executive vice president of the corporate general partner of Reckson (or if there is no such corporate general partner, the individuals holding equivalent positions) whether or not such monies and/or property shall have been paid and/or returned to the Partnership or the Partners; or

     then such Partner shall be deemed to be in default hereunder; or

          (g) with respect to Reckson, if Reckson or the REIT defaults in the observance or performance of any of its obligations under the Guaranty or if any of the representations or warranties of Reckson or the REIT contained therein shall prove to be untrue or incorrect in any material respect; or

          (h) with respect to Reckson, if any act or omission of Reckson or its Affiliates causes an event of default to occur under the Mortgage Debt (other than an act or omission by Reckson or its Affiliates as Managing Partner if such act or omission does not involve the gross negligence or willful misconduct of such Managing Partner); or

          (i) with respect to the Odyssey Entities, if any act or omission of the Odyssey Entities or their Affiliates causes an event of default to occur under the Mortgage Debt (other than an act or omission by an Odyssey Entity or its Affiliates as Managing Partner if such act or omission does not involve gross negligence or willful misconduct of such Managing Partner); or

          (j) with respect to the Odyssey Entities, if a monetary or material non-monetary default beyond any applicable notice and grace period occurs with respect to the Pledge Loan.

     If the Defaulting Partner is Odyli, then Odyssey (and any Affiliate to whom the Odyssey Entities have transferred part of their Partnership interest) shall also be deemed a Defaulting Partner, and if the Defaulting Partner is Odyssey, then Odyli shall also be deemed a Defaulting Partner, and any remedy exercised by the other Partners pursuant to Section 14.3(c) shall be exercised with respect to both the limited and general partnership interests of the Odyssey Entities. If the Defaulting Partner is Reckson, then any Affiliate to whom Reckson has transferred part of its Partnership interest shall also be deemed a Defaulting Partner and if the Defaulting Partner is an Affiliate to whom Reckson has transferred part of its Partnership interest, Reckson shall also be deemed a Defaulting Partner.

     14.2.     Remedies.  If a Partner (the "Defaulting Partner") is in
               --------
default hereunder, then either Reckson or the Odyssey Entities, as the case may be (in either case, and only if it is not then a Defaulting Partner, the "Non-Defaulting Partner") may exercise any one or more of the remedies described below:

          (a) institute suit in any court of competent jurisdiction to obtain (i) specific performance of the obligations of the Defaulting Partner under this Agreement, (ii) reimbursement for all costs of court and reasonable attorneys' fees thereby incurred and (iii) damages, if any, resulting to the Partnership or the Non-Defaulting Partner from such default by the Defaulting Partner plus interest thereon at the Default Rate from the date incurred until the date paid;

          (b) cure the default, in which case the Defaulting Partner shall pay to the Non-Defaulting Partner, on demand, the cost of such cure (including any interest on funds borrowed for the purpose) together with interest thereon at the Default Rate from the date incurred until the date paid; and

          (c)  elect to terminate the Partnership.

          If Reckson is the Defaulting Partner, then the Odyssey Entities may set-off amounts owed by Reckson under this Agreement against amounts owed by the Odyssey Entities under the Pledge Note and Pledge Agreement.

     14.3.     Security Interest.  (a)  For purposes of this Section 14.3,
               -----------------
(i) the Odyssey Entities (and any other Affiliate of the Odyssey Entities to whom the Odyssey Entities transfer any part of their Partnership interests pursuant to Section 12.2(a)) shall be deemed a single "Partner" and (ii) Reckson and any other Affiliate of Reckson to whom Reckson transfers any part of its Partnership interests pursuant to Section 12.2(a) shall be deemed a single "Partner", and any action taken by the Odyssey Entities or the Reckson Entities, as the case may be, in either capacity shall bind it in both capacities, the interest in the Partnership of such "Partner" shall be deemed to be both the limited and general partnership interests, and any notice to or from any such Partner shall be deemed a notice to or from both of such Partners. Each Partner hereby assigns and grants to the other Partner a first priority lien upon, and a security interest in, the interest of such Partner in the Partnership and all amounts, payments and proceeds becoming distributable or payable to such Partner by the Partnership (including, without limitation, the TI Reserve), as collateral security for the payment and performance of such Partner's obligations under this Agreement (including, without limitation, all of Reckson's obligations with respect to the Odyssey Put Right); provided, however, that for so long as the Pledge Loan is outstanding the lien and security interest granted by the Odyssey Entities hereunder shall be subject and subordinate to the lien and security interest granted to the Pledge Lender. Each Partner shall execute such financing statements as the other Partner shall reasonably request in order to perfect and maintain the perfection of the lien and security interest herein granted. Any transfer of the Partnership interest of a Partner shall be subject to such lien and security interest. Each Partner shall notify each other Partner within thirty (30) days of any change in its chief executive offices from that set forth in Article 17.

          (b) If (and only if) a Partner becomes a Defaulting Partner, (x) all amounts, payments and proceeds which may become distributable or payable by the Partnership to such Defaulting Partner which are secured by a security interest created pursuant to paragraph (a) above shall, subject to the rights of the Pledge Lender if Reckson is not the Defaulting Partner and the Pledge Loan is then outstanding, be paid to the Non-Defaulting Partner until all amounts due to the Non-Defaulting Partner have been paid in full, but shall nevertheless be deemed to have been distributed to the Defaulting Partner and
(y) the Non-Defaulting Partner may withdraw from the TI Reserve all amounts due to it up to the amount of the Defaulting Partner's Share.

          (c) Notwithstanding that each Partner has granted to the other Partners a lien and security interest in such Partner's interest in the Partnership, no Partner shall have the right to exercise its remedy as a secured party under such version of the Uniform Commercial Code as is applicable pursuant to Section 9.8 hereof to sell, assign or deliver a Defaulting Partner's interest in the Partnership unless and until such Partner obtains a final judgment from a court of competent jurisdiction as to the default by such Defaulting Partner.

                                  ARTICLE 15

                         DISSOLUTION AND LIQUIDATION

     15.1. Events of Dissolution. The Partnership shall be dissolved upon the earliest to occur of the following:

          (a)  the expiration of the term of the Partnership;

          (b)  the mutual consent of all the General Partners;

          (c) the occurrence of any of the events described in Section 13.2 above with respect to any General Partner or the occurrence of any other event that results in a General Partner ceasing to be a general partner of the Partnership under the Partnership Act, unless (i) at the time of such event there is at least one remaining General Partner who is hereby authorized to and does elect to continue the business of the Partnership pursuant to Section 13.3, or (ii) within ninety (90) days after the occurrence of such event, all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership;

          (d) the sale, taking in condemnation or by eminent domain or other disposition of all or substantially all of the Partnership's assets, unless the Partnership acquires an asset, other than cash, in connection with any such sale or disposition, in which event the Partnership shall be dissolved upon the conversion of such asset to cash;

          (e) any other termination of the Partnership in accordance with the provisions of this Agreement; and

          (f)  the entry of a decree of judicial dissolution pursuant to
     Section 17-802 of the Partnership Act.

     15.2.     Liquidation.  If the Partnership is dissolved, the Managing
               -----------
Partner shall be the "Liquidating Partner". The Liquidating Partner shall immediately file any notice, publish any advertisements or take any other action required under applicable law to effect such dissolution, commence to wind up the affairs of the Partnership, liquidate the assets of the Partnership by converting the same to cash and shall apply and distribute the proceeds of such liquidation and any undistributed Net Ordinary Cash Flow in the following order of priority:

          (a) first, to the payment of all debts and obligations of the Partnership (including any debts of the Partnership to a Partner other than with respect to any Extraordinary Capital Loans, Capital Loans, Additional Contributions, Priority Contributions or any interest thereon or accruals thereof); provided, however, to the fullest extent permitted by law, that all debts and obligations of the Partnership as to which personal liability exists with respect to any Partner shall be satisfied or a reserve shall be established therefor, prior to the satisfaction of any debt or other obligation of the Partnership as to which no such personal liability exists; and provided, further, that where a contingent debt, obligation or liability exists, a reserve in such amount as the Liquidating Partner deems reasonable and appropriate (subject to Section 10.2(f) above), shall be established to satisfy such contingent debt, obligation or liability, which reserve shall be deposited in a separate interest-bearing account in accordance with
     Section 9.6 and distributed as provided in this Section 15.2 only upon the termination of such contingency; and

          (b) the balance, if any, in the same order of priority as set forth in Section 8.2.

     15.3.     Period of Liquidation.  A reasonable time shall be allowed
               ---------------------
for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize losses.

     15.4.     Statement of Liquidation.  Each of the Partners shall be
               ------------------------
furnished with a statement prepared by, or under the supervision of, the Liquidating Partner and the Partnership Accountants which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon dissolution and liquidation of the Partnership, the Liquidating Partner shall execute, acknowledge and cause to be filed any notice or certificate required by law to reflect the termination of the Partnership.

                                  ARTICLE 16

                                   NOTICES

     Any notice or other communication that is required or permitted to be given under the terms of this Agreement (each, a "Notice") shall be in writing and shall be given by (a) registered or certified mail, return receipt requested, (b) personal delivery, (c) a nationally recognized overnight courier, or (d) facsimile transmission with an original of such Notice sent by one of the methods described in clauses (a), (b), or (c) above on the same day as such facsimile transmission, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by ten (10) business days' prior Notice given and received in the manner provided in this Article 16 to the other parties described in this Article 16. Any notice of any default hereunder shall specifically state that it is a notice of default and shall contain a specific reference to the provision hereof under which such default is alleged.

     If to Reckson:

          c/o Reckson Associates
          225 Broadhollow Road - CS5341
          Melville, New York 11747
          Attn: Mr. Scott Rechler

          with a copy of all default notices to:

          Brown & Wood
          One World Trade Center
          New York, New York 10048
          Attn: Lee Saltzman, Esq.

          If to Odyli or Odyssey:

          c/o Odyssey Partners, L.P.
          31 West 52nd Street
          New York, New York 10019
          Attn: Chief Financial Officer

          with copies to:

          Martin Rabinowitz, Esq.
          c/o Odyssey Partners, L.P.
          31 West 52nd Street
          New York, New York 10019

          and

          Joshua Mermelstein, Esq.
          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York  10004

     If to the Partnership, to both Reckson and the Odyssey Entities as aforesaid.

     A Notice shall be deemed to have been duly received (and the time period in which a response thereto is required shall commence) (w) if mailed, on the date set forth on the return receipt, (x) if personally delivered, on the date of such delivery (as evidenced by the receipt of the personal delivery service), (y) if delivered by overnight courier, on the date of such delivery (as evidenced by the receipt of the overnight courier service), or (z) if delivered by facsimile transmission, on the date of delivery of the original of such Notice as described above by mail, personal delivery or overnight courier. The inability to make delivery because of changed address of which no notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept. Any Notice may be given by counsel for the party giving same.

                                  ARTICLE 17

                        REPRESENTATIONS AND WARRANTIES

     17.1.     Representations and Warranties of Reckson.  Reckson hereby
               -----------------------------------------
represents and warrants as of the date hereof that:

          17.1.1 Reckson is a duly formed and validly existing limited partnership formed under the laws of the State of Delaware. The sole general partner of Reckson is the REIT. A true, correct and complete copy of the limited partnership agreement of Reckson and all amendments thereto have heretofore been delivered to the Odyssey Entities.

          17.1.2 Reckson has the requisite partnership power and authority to enter into and perform the terms of this Agreement and the Guaranty, the execution and delivery of this Agreement and the Guaranty, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and no other partnership or other action on the part of Reckson or any of its partners is necessary in order to permit Reckson or any of its partners to consummate the transactions contemplated hereby or thereby. This Agreement and the Guaranty constitute valid and binding obligations of Reckson, enforceable in accordance with their respective terms as the same may be limited, however, by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or by general principles of equity.

          17.1.3 Neither the execution, delivery or performance by the Reckson Entities of this Agreement, the Guaranty, or the transactions contemplated hereby or thereby will conflict with, or will result in a breach of, or will constitute a default under, (i) any agreement or instrument by which the Reckson Entities may be bound or (ii) any Legal Requirement or any other judgment, statute, rule, law, order, decree, writ or injunction of any court or Governmental Authority.

          17.1.4 No approval, consent, order or authorization of, or designation, registration or declaration with, any Governmental Authority is required in connection with the valid execution and delivery of, and compliance with, this Agreement and the Guaranty by the Reckson Entities and the performance by the Reckson Entities of the transactions contemplated hereby and thereby. The Reckson Entities have paid or shall pay all transfer, gains and other taxes required by the State of New York to be paid with respect to the formation of the Partnership.

          17.1.5 The chief executive offices of Reckson are located in Suffolk County, New York.

     17.2.     Representations and Warranties of The Odyssey Entities.
               ------------------------------------------------------

The Odyssey Entities hereby represent and warrant as of the date hereof that:

          17.2.1 Odyli is a duly formed and validly existing corporation organized under the laws of the State of Delaware and Odyssey is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware (provided, that effective January 31, 1997, Odyssey has dissolved in accordance with its Agreement of Limited Partnership, amended and restated as of January 1, 1994). True, correct and complete copies of the limited partnership agreement of Odyssey and all amendments thereto have heretofore been delivered to the Reckson Entities.

          17.2.2 Odyssey has the requisite partnership power and authority to enter into and perform the terms of this Agreement; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and no other partnership or other action on the part of Odyssey or any of its partners is necessary in order to permit Odyssey or any of its partners to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligations of Odyssey, enforceable in accordance with its terms as the same may be limited, however, by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or by general principles of equity.

          17.2.3 Odyli has the requisite corporate power and authority to enter into and perform the terms of this Agreement; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and no other corporate or other action on the part of Odyli or any of its shareholders is necessary in order to permit Odyli or any of its officers to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligations of Odyli, enforceable in accordance with its terms as the same may be limited, however, by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or by general principles of equity.

          17.2.4 Neither the execution, delivery or performance by the Odyssey Entities of this Agreement or the transactions contemplated hereby will conflict with, or will result in a breach of, or will constitute a default under, (i) any agreement or instrument by which Odyssey Entities may be bound or (ii) any Legal Requirement or any other judgment, statute, rule, law, order, decree, writ or injunction of any court or Governmental Authority.

          17.2.5 No approval, consent, order or authorization of, or designation, registration or declaration with, any Governmental Authority is required in connection with the valid execution and delivery of, and compliance with, this Agreement by the Odyssey Entities and the performance by Odyssey Entities of the transactions contemplated hereby.

          17.2.6 he chief executive offices of Odyli and Odyssey are located in New York County, New York.

                                  ARTICLE 18

                                  AMENDMENTS

     This Agreement may be amended, from time to time, only with the written consent of all Partners.

                                  ARTICLE 19

                                GOVERNING LAW

     The Managing Partner shall, at Partnership expense, cause to be filed for record in the office of the appropriate authorities of the State of Delaware and any other place of business of the Partnership, such partnership certificates, amended partnership certificates, fictitious name certificates and all other instruments of whatever nature that are called for or required by the applicable statutes, rules or regulations of the State of Delaware. All matters in connection with the power, authority and rights of the Partners and all matters pertaining to the operation, construction or interpretation of this Agreement shall be governed and determined by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

                                  ARTICLE 20

                               INDEMNIFICATION


     (a) The Partnership hereby agrees to indemnify each of the Partners and their Affiliates, partners, directors and officers (collectively, the "Indemnitees") and to hold them harmless against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys' fees) to the extent same arise directly or indirectly from the ownership or operation of the Project, provided the same does not arise out of the gross negligence or willful misconduct of such Indemnitee. The Partnership shall indemnify, defend and protect each General Partner from any losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by each General Partner by reason of its acts or omissions which are (i) for or on behalf of the Partnership, and (ii) pursuant to the authority of such General Partner granted by this Agreement, except for such General Partner's gross negligence or willful misconduct or breach of this Agreement; provided, however, that in seeking to recover from the Partnership, any such General Partner may look solely to the assets of the Partnership and none of the Partners shall be personally liable nor shall any of their assets be available to satisfy any claim or judgment awarded to any such General Partner seeking indemnity hereunder. Except in the case of gross negligence or willful misconduct or breach of this Agreement by a General Partner, such General Partner shall in no event be liable to the other Partners or the Partnership for any act or omission performed or omitted in good faith and pursuant to the authority granted by this Agreement to such General Partner.

     (b) Reckson shall hold harmless and defend the Partnership and the Odyssey Entities from and against all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement of the REIT, any preliminary prospectus, final prospectus, summary prospectus or amendment or supplement thereto contained therein, or any other offering materials relating to any offer or sale of issuance of shares in the REIT or Units in Reckson, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of or based upon any actual or alleged breach or non-compliance with any federal or state securities or other law relating to any offer or sale or issuance of shares in the REIT or Units in Reckson. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership on the Odyssey Entities.

     (c) If the indemnification provided for in Section 20(b) is unavailable to an indemnified party with respect to any claims, demands, losses, damages, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then Reckson, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, demands, losses, damages, lawsuits and other proceedings, judgments, awards, costs or expenses in such proportion as is appropriate to reflect the relative fault of Reckson, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such claims, demands, losses, damages, lawsuits and other proceedings, judgments, awards, costs or expenses as well as any other relevant equitable considerations.
The relative fault of Reckson, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Reckson or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Reckson and the Odyssey Entities agree that it would not be just and equitable if contribution pursuant to this Section 20(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 20(c).

                                  ARTICLE 21

                                MISCELLANEOUS

     21.1.     No Third-Party Beneficiaries.  None of the provisions of
               ----------------------------

this Agreement shall be for the benefit of or enforceable by any third parties, including, without limitation, creditors of the Partnership or of the Partners.

     21.2.     No Waiver.  No failure by any party to insist upon the
               ---------
strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition. Any Partner by an instrument in writing may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner, but no waiver shall be effective unless in writing and signed by the Partner making such waiver. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

     21.3.     Rights and Remedies.  The rights and remedies of any of the
               -------------------
parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions of this Agreement. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights of law or by statute or otherwise of any party aggrieved as against the other party for a breach or threatened breach of any provision hereof, it being the intention by this Section 21.3 to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

     21.4.     Integration.  This Agreement, all Exhibits attached hereto
               -----------
and any agreements executed in connection herewith, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement or such other agreements, if any, shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

     21.5.     Partial Invalidity.  If any term or provision of this
               ------------------
Agreement or any part of such term or provision the application thereof to any Person or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     21.6.     Survival.  All representations, warranties and covenants
               --------
contained in this Agreement shall survive the transfer of tangible and intangible property to the Partnership pursuant to this Agreement and shall not merge in said transfer.

     21.7.     Counterparts.  This Agreement and any amendments hereto may
               ------------
be executed in one or more counterparts, all of which, taken together, shall be deemed to constitute but one Agreement.

     21.8.     Successors and Assigns.  Except as otherwise provided
               ----------------------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, legal representatives, successors and permitted assigns.

     21.9.     Disposition of Documents.  All documents and records of the
               ------------------------
Partnership, including, without limitation, all Key Documents, financial records, vouchers, canceled checks, and bank statements shall be delivered to Reckson upon termination of the Partnership provided that Reckson is not then in default (beyond any applicable notice and grace period) hereunder and Reckson or any of its Affiliates is then a Partner, and otherwise to the Odyssey Entities. The Partner holding such documents and records shall retain them for a period of at least six (6). years or such longer period as may be required under the Code after the termination of the Partnership and shall make copies thereof available to the other Partner during such period.

     21.10.    Status Reports.  Recognizing that each Partner may find it
               --------------
necessary from time to time to establish to third parties, such as accountants, banks, mortgagees, prospective transferees of their Partnership interest, or the like, the then current status of performance of the Project and hereunder, each Partner shall, within ten (10) business days following the written request of another Partner (provided any such written request is not made more than twice in any twelve (12) month period), furnish a written statement (in recordable form, if requested) on the status of the following:

          (a) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications);

          (b) stating whether or not to the best knowledge of such certifying Partner (i) the other Partners in the Partnership are in default in keeping, observing or performing any of the terms contained in this Agreement and, if in default, specifying each such default (limited to those defaults of which the certifying Partner has knowledge), and (ii) there has occurred an event that with the passage of time or the giving of notice, or both, would ripen into a default hereunder on the part of such other Partners (limited to those events of which the certifying Partner has knowledge); and

          (c) to the best of the knowledge and belief of the party making such statement, with respect to any other matters as may be reasonably requested by the other Partners.

Such statement may be relied upon by such other Partner and any other Person for whom such statement is requested, but no such statement shall operate as a waiver as to any default or other matter as to which the Partner executing it did not have actual knowledge.

     21.11.    Intentionally Omitted.
               ---------------------

     21.12.    No Oral Modification.  This Agreement cannot be changed,
               --------------------
modified or discharged except by an instrument in writing, signed by the party against whom enforcement of the changes, modifications or discharge is sought.

     21.13.    Table of Contents, Article and Section Headings.  The Table
               -----------------------------------------------
of Contents attached hereto and Article and Section headings herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part thereof.

     21.14.    Brokerage.  Each of the Reckson Entities and Odyssey
               ---------
Entities represents to the other that it dealt with no broker in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

     21.15.    Time of the Essence.  Except as otherwise expressly
               -------------------
provided in this Agreement, time shall be of the essence with respect to all time periods set forth in this Agreement.

     21.16.    Good Faith Performance.  Each Partner shall act in good
               ----------------------
faith in dealing with the other Partners and in performing all of its obligations and exercising all of its rights and authority under this Agreement (but each Partner may in its sole discretion determine whether to grant its approval or consent to any matter hereunder unless expressly provided otherwise herein).

     21.17.    Ownership of Partnership Property.  The interest of each
               ---------------------------------
Partner in the Partnership shall be personal property for all purposes. All real and other property owned by the Partnership shall be deemed owned by the Partnership as Partnership property. No Partner, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the Partnership.

     21.18.    Partnership Name.  If, at any time, the Partnership name
               ----------------
shall include the name of, or any trade name used by, a Partner or any of its Affiliates, neither the Partnership nor any other Partner shall acquire any right, title or interest in or to such name or trade name.

     21.19.    Litigation; No Dissolution.  Any Partner shall be entitled
               --------------------------
to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against any other Partner (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of a default by such Partner under this Agreement or any other agreement entered into pursuant to or in connection with this Agreement, notwithstanding that any or all of the parties to such proceeding may then be Partners in the Partnership. The Partnership shall not dissolve by reason of the bringing of any such action or proceeding.

     21.20.    No Liability for Return of Capital: No Interest.  The
               -----------------------------------------------
Partners shall in no event be personally liable for the return of the capital contributions made by any of the Partners, it being expressly agreed that any return of capital as may be made from time to time, shall be made solely from the assets of the Partnership and in accordance with the terms hereof.
Except as expressly provided in this Agreement, no Partner shall receive any interest on its capital contribution.

     21.21.    Best Efforts and Sole Discretion.  For the purposes of this
               --------------------------------
Agreement, the term "best efforts" means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such an obligation, however, shall neither require the expenditure of funds or the incurrence of any liability or obligation by a party which is not then commercially reasonable to accomplish the applicable objective, nor require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did not in fact utilize its best efforts in attempting to accomplish the objective. Whenever in this Agreement a General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its "good faith" or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

     21.22.    Expenses.  (a)  Except as otherwise expressly provided in
               --------
this Agreement, Reckson will pay and indemnify the Odyssey Entities from and against, all transaction costs, including, without limitation, all New York State or local transfer or gains taxes imposed upon any Partner, arising in connection with the transactions occurring pursuant to, and in connection with, the execution and delivery of the Second Amendment or the return of the Odyssey Capital Amount pursuant to the Existing Partnership Agreement (including, without limitation, interest and penalties assessed in connection therewith), but excluding the legal fees of the Odyssey Entities in connection with the preparation, negotiation and execution of this Agreement and excluding any federal, state or local income taxes payable by either of the Odyssey Entities. Notwithstanding anything herein contained to the contrary, the payment of such sums by Reckson shall not increase its Capital Account.

     (b) In the event of any dispute which results in legal proceedings between the Odyssey Entities and the Reckson Entities, all expenses of the party prevailing in such legal proceedings after a final non-appealable judgment of a court of competent jurisdiction has been entered shall be paid by the party not prevailing in such action within ten (10) days after demand therefor.

     21.23.    Other Business.  Except as otherwise provided herein, any
               --------------
Partner may own, purchase, sell, or otherwise deal in any manner with any property not owned by the Partnership or engage in any business whatsoever which is not the business of the Partnership without notice to any other Partner, without participation of any other Partner, and without liability to it or any of them, and may, without notice to the other Partner, and without obligation to present to the Partnership an opportunity of any kind whatsoever, acquire, sell, finance, lease, operate, manage, develop or syndicate any real property not owned by the Partnership, free of any claim whatsoever of any other Partner or the Partnership.

     21.24.    Obligations Are Without Recourse.
               --------------------------------

          21.24.1   Reckson.  Notwithstanding anything to the contrary
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contained in this Agreement, no recourse shall be had in excess of $3,000,000 against Reckson, whether by levy or execution or otherwise, for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against Reckson, the partners of Reckson or any predecessor, successor or Affiliate of Reckson or any of their respective assets other than Reckson's interest in the Partnership (including Reckson's Share of the TI Reserve Account) or any undistributed Net Ordinary Cash Flow or Net Extraordinary Cash Flow due or to become due to Reckson (collectively, "Reckson Undistributed Income") or against any principal, partner, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such Persons be personally liable for any contributions, loans, payments or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the Partnership or any other Partner with respect to such amounts and claims shall be against such interest in the Partnership and Reckson Undistributed Income, and that all such liability of the aforesaid Persons, except as expressly provided in this Section, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the admission of each Partner to the Partnership; provided, however, that nothing contained in this Agreement (including, without limitation, the provisions of this Section), (a) shall constitute a waiver of any obligation of a Partner under this Agreement, (b) shall be taken to prevent recourse to and the enforcement against such Partnership interest and Reckson Undistributed Income for all of the respective liabilities, obligations, and undertakings of the aforesaid Persons contained in this Agreement, (c) shall be taken to prevent recourse to and the enforcement against (i) a transferring Partner of its liabilities, obligations and undertakings contained in any instrument of assignment or indemnity delivered in connection with such transfer (but such recourse shall be limited to the proceeds received by such transferring Partner in connection with the assignment to the purchasing Partner (or its designee)) or (ii) any security delivered by any of the aforesaid Persons pursuant to this Agreement, (d) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons, (e) shall be deemed to release Reckson from any obligation under any guaranty executed by Reckson (including, without limitation, the Guaranty), (f) prevent full recourse against Reckson or any of such other Persons if Reckson or the REIT voluntarily takes any action or enters into any agreement that violates or breaches (or would (or could), with the passage of time or the giving of notice, violate or breach) the provisions of this Agreement, (g) shall be deemed to permit recourse against Reckson, other than recourse to and enforcement against such Partnership interest and Reckson Undistributed Income or the exercise by the Odyssey Entities of their rights pursuant to Section 12.4.6 to purchase Reckson's Percentage Interest in the Partnership or to sell the Project, on account of its obligations pursuant to Section 12.4 and (h) shall prevent full recourse against Reckson or any of such other Persons if Reckson or any of such other Persons takes any action or enters into any agreement which constitutes a breach of this Agreement and which adversely affects the tax position of any of the Odyssey Entities or fails to distribute to the Odyssey Entities any Net Ordinary Cash Flow, Net Extraordinary Cash Flow or other amounts which the Odyssey Entities are entitled to under this Agreement. For the purposes of this Section 21.24, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder, principal, partner or agent and the term "partner" shall be deemed to include the partners of any partnership which is (w) a partner in a partnership, (x) a shareholder in a corporation, (y) a principal or (z) an agent.

          21.24.2   Odyssey Entities.  Notwithstanding anything to the
                    ----------------
contrary contained in this Agreement, no recourse shall be had against the Odyssey Entities, whether by levy or execution or otherwise, for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against any of the Odyssey Entities, the partners of any of the Odyssey Entities or any predecessor, successor or Affiliate of any of the Odyssey Entities or any of their respective assets other than such Odyssey Entity's interest in the Partnership (including Odyssey's Share of the TI Reserve) or any undistributed Net Ordinary Cash Flow or Net Extraordinary Cash Flow due or to become due to such Odyssey Entity (collectively, "Odyssey Undistributed Income") or against any principal, partner, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such Persons be personally liable for any contributions, loans, payments or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the Partnership or any other Partner with respect to such amounts and claims shall be against such interest in the Partnership and Odyssey Undistributed Income, and that all such liability of the aforesaid Persons, except as expressly provided in this Section, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the admission of each Partner to the Partnership; provided, however, that nothing contained in this Agreement (including, without limitation, the provisions of this Section), (a) shall constitute a waiver of any obligation of a Partner under this Agreement, (b) shall be taken to prevent recourse to and the enforcement against such Partnership interest and Odyssey Undistributed Income for all of the respective liabilities, obligations, and undertakings of the aforesaid Persons contained in this Agreement, (c) shall be taken to prevent recourse to and the enforcement against (i) a transferring Partner of its liabilities, obligations and undertakings contained in any instrument of assignment or indemnity delivered in connection with such transfer (but such recourse shall be limited to the proceeds received by such transferring Partner in connection with the assignment to the purchasing Partner (or its designee)) or (ii) any security delivered by any of the aforesaid Persons pursuant to this Agreement and (d) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons.

          21.25.    Construction.  Whenever the phrase "by agreement of
                    ------------
the General Partners" or any other phrase of similar intent is used herein, the same shall be deemed to mean "by agreement of all of the General Partners". For the avoidance of doubt, if the Managing Partner is the only General Partner, any matter which requires the consent, approval or agreement of all the General Partners shall require the consent, approval or agreement of only the Managing Partner.

          21.26.    Insurance.  The Managing Partner shall procure and
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maintain throughout the term of this Agreement, on behalf of the Partnership, the insurance coverage required by the Mortgage Debt (or if no Mortgage Debt then exists, the immediately prior Mortgage Debt) and excess (umbrella) liability coverage of no less than $100,000,000 per occurrence.

     IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                    RECKSON OPERATING PARTNERSHIP, L.P.



                    By:  Reckson Associates Realty Corp., its General
                         Partner

_________________________          By:__________________________________
Corporate Seal                          Name
                              Title:

                    ODYLI, INC.


_________________________     By:________________________________________
Corporate Seal                     Name
                         Title:

                    ODYSSEY PARTNERS, L.P.


                    By:________________________________________
                         Name
                         Title: